EXHIBIT 10.3

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

EXCLUSIVE PRODUCT PURCHASE AND SUB-LICENSE AGREEMENT

EXCLUSIVE PRODUCT PURCHASE AND SUB-LICENSE AGREEMENT (this “Agreement”) made effective as of the 18th day of March, 2011 by and among HYDROZONIX LLC, a Florida limited liability company (“Hydrozonix”), ECOSPHERE TECHNOLOGIES, INC., a Delaware corporation (the “Manufacturer”), and ECOSPHERE ENERGY SERVICES, LLC, a Delaware limited liability company (the “Licensee”).

Recitals:

A.          The Manufacturer has developed water treatment and recycling technology that can be deployed in the oil and natural gas industry.  The Manufacturer’s new EF-60 Ozonix® unit (hereinafter each referred to as a “Unit”), the specifications of which are set forth on attached Exhibit “A” (the “Performance Specifications”), is a high-volume advanced oxidation system designed to reduce chemicals during fracturing of natural gas and oil wells enabling oil and gas producers to treat and recycle water.

B.           The Licensee is a majority-owned subsidiary of the Manufacturer with the exclusively licensed right from the Manufacturer to commercialize and sub-license the Manufacturer’s technology in the exploration, production, refining and distribution of energy from natural resources worldwide and to have the Manufacturer manufacture related equipment (including the Units) in connection therewith.

C.           Hydrozonix desires to have the Manufacturer build the first Units or any improvements or enhancements thereof for Hydrozonix exclusively to purchase, market, deploy, operate and sell in the field of water treatment in oil and gas exploration and production in the on-shore areas of the United States (and specifically excluding any areas located in offshore waters or outside the United States) (the “Field of Use”) and to obtain an exclusive sub-license from the Licensee to do so.

D.           The parties hereto, having entered into a non-binding Term Sheet (which is terminated pursuant to Section 14.b), now wish to set forth the terms, provisions and conditions for the contemplated business operations.

NOW THEREFORE, based on the foregoing and for valuable consideration, the parties hereto hereby agree as follows:

1.              Definitions.  For purposes of this Agreement, the following words shall have the following meanings:

“AAA” has the meaning set forth in Section 13.

“Acceptance Certificate” shall mean a certificate in substantially the form attached hereto as Exhibit “D”.

“Acceptance Procedures” shall mean the Manufacture Location Testing Protocols with respect to all Units and the Frac Site Testing Protocols with respect to the first two (2) Units, in each case as set forth on Exhibit “E”.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

“Affiliate” shall mean any entity that is directly or indirectly controlled by Hydrozonix during the term of this Agreement.  The term “controlled by” means any entity as to which Hydrozonix now or hereafter at any time during the term of this Agreement:  (a) owns and controls more than fifty percent (50%) of the outstanding equity interests conferring the right to vote at general meetings, or by written consent, and (b) has the right to elect the majority of the board of managers or board of directors or its equivalent, and (c) has the right to appoint or remove management.

“Analysis” has the meaning set forth in Section 5.f.

“Annual Quota” shall mean the number of Units required to be purchased each twelve (12) month period of the Renewal Term pursuant to Section 4.b. in order for Hydrozonix to maintain the Preferential Rights.

“Authorized Representative” shall mean the individuals identified in Section 14.j., with their alternates or replacements.  They are the only individuals authorized to receive or send official communications between the parties, and in the case of Hydrozonix, the individual authorized to execute the Acceptance Certificate.

“Benchmarks” has the meaning set forth in Section 2.b.i.

“Budget” shall mean an estimate of the costs and expenses anticipated to be incurred by the Manufacturer for Units to be manufactured in the following quarter that shall be provided by the Licensee and/or the Manufacturer to Hydrozonix for its use in making a determination to tender a Purchase Order.

“Calculation Principles” has the meaning set forth in Section 5.e.

“Checklist” shall mean a checklist of the Manufacturer Location Testing Protocols that contains the Benchmarks to be complied with by the Units and the sign-off procedure.

“Claim” has the meaning set forth in Section 7.a.

“Comparison Price” has the meaning set forth in Section 4.b.

“Comparison Price Restriction” has the meaning set forth in Section 4.b.

“Confidential Information” has the meaning set forth in Section 7.b.

“Cost Elements” shall mean those elements listed on Exhibit “J”, modifications of which require both the Manufacturer’s and Hydrozonix’s approval.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

“Delivery” or “Delivered” shall mean, (a) with respect to the first two (2) Units, upon Final Acceptance and (b) with respect to Units beginning with Unit 3, the delivery of a Unit FOB the Manufacturer’s facility in Stuart, Florida, following the issuance of an Acceptance Certificate by Hydrozonix immediately after successful attainment of the Benchmarks.

“EBIT” has the meaning set forth in Section 5.e.

“Existing Customers” has the meaning set forth in Section 6.g.

“Field of Use” has the meaning set forth in Recital C.

“Final Acceptance” has the meaning set forth in Section 2.b.ii.

“Foreign Counterparts” shall mean applications or issued patents in a country different from the country of filing or issuance of an application or issued patent referred to herein, which claim priority from or share common priority with the referenced patent or patent application and the inventions covered thereby.

“Frac Site” shall mean a location to which the initial two (2) Units are to be transported and field-tested in accordance with Section 2.b.ii.

“GAAP” has the meaning set forth in Section 5.e.

“Hydrozonix” has the meaning set forth in the preamble.

“Initial Deposit” shall mean the deposit by Hydrozonix of one million seventy thousand dollars ($1,070,000) per Unit into escrow for the first two (2) Units pursuant to Section 5.c.i.

“Know How” shall mean all design data, specifications, material compositions, manufacturing and testing technologies, performance data on current similar products produced  by the Manufacturer, trade secrets, and the like, and such other information which is not known in the trade, relating to the Units and any modifications or improvements thereto.  All “Know How” is hereby designated as the Confidential Information of the Manufacturer and the Licensee.

“Licensee” has the meaning set forth in the preamble.

“Losses” has the meaning set forth in Section 14.n.

“Limited Warranties” has the meaning set forth in Section 6.e.

“Manufacturer” has the meaning set forth in the preamble.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

“Patent Rights” shall mean any and all rights in inventions, patent applications and issued patents, including but not limited to U.S. Patent Nos. 7,699,994, 7,699,988, and 7,785,470, pertaining to the Units, to the manufacturing or the use thereof, to improvements or modifications thereof and to rights based upon patent applications which are continuations, continuations-in-part, divisions or substitutions of any original application upon which the Patent Rights are based, and the inventions covered thereby, or Foreign Counterparts thereof and upon any re-examinations, reissues, renewals or extensions thereof, including rights which exist as of the date hereof as well as those that may arise thereafter.

“Performance Specifications” shall mean the performance specifications for a Unit as set forth on Exhibit “A”.

“Preferential Rights” shall mean Hydrozonix’s (a) first-priority status under Section 2.b., (b) exclusivity of the sub-license under Section 4.a., (c) exclusive rights for manufacturing under Section 2 and (d) preferred pricing for Units under Sections 5.a. and 5.b.

“Primary Term” shall mean the period from the date of this Agreement to the later of the Delivery of the first sixteen (16) Units or the second anniversary hereof.

“Primary Term Delivery Schedule” shall mean the schedule for the Delivery of the first sixteen (16) Units as set forth in Section 2.b.iv.

“Project Managers” has the meaning set forth in Section 6.b.

“Purchase Order” shall mean a Hydrozonix purchase order for a Unit or Units in the form of Exhibit “C”.

“Purchase Price” has the meaning set forth in Section 5.a.

“Purchaser” shall mean a third party purchaser of a Unit or other advanced oxidation system (manufactured hereunder) from Hydrozonix.

“Renewal Term” has the meaning set forth in Section 3.

“Retained IP Attorney” has the meaning set forth in Section 5.f.

“Secured Property” has the meaning set forth in Section 12.

“Trademarks” shall mean any trademark or service mark or mark subject to an application for registration owned by the Manufacturer or the Licensee and used in the Field of Use in connection with the Ozonix, Ecobrine and EcosFrac processes and advanced oxidation systems, but excluding domain names.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

“Unit” has the meaning set forth in Recital A.

“Vendor Purchase Order” shall mean the form of purchase order attached hereto as Exhibit “C-2”.

“Warranty Period” shall mean the time period starting from the date of the Acceptance Certificate of each Unit purchased by Hydrozonix through the █████████████, except as extended by third party warranties.

2.            Purchase and Manufacture.

a.           Purchase Commitment.  Subject to the terms and conditions of this Agreement, Hydrozonix conditionally agrees to purchase exclusively from the Licensee, for use by Hydrozonix exclusively within the Field of Use, and the Licensee agrees to sell (and to cause the Manufacturer to build and Deliver) exclusively (within the Field of Use) to Hydrozonix (i) during the Primary Term sixteen (16) Units and (ii) during the Renewal Term at least eight (8) additional Units per annum, subject to Section 4.b.  Concurrently with the execution of this Agreement, Hydrozonix shall execute and deliver to the Licensee a Purchase Order for the initial two (2) Units.  In order to maintain its Preferential Rights, Hydrozonix and its owners shall not manufacture, sell, purchase from another seller or otherwise commercialize any advanced oxidation system in the Field of Use during the Primary Term and the Renewal Term, such loss of Preferential Rights being the sole consequence of the breach of this covenant.

b.           Manufacture Commitment and Acceptance Testing.

i.           First Two Units and Acceptance Testing.  The Manufacturer shall initially manufacture two (2) Units in accordance with this Agreement and pursuant to the initial Purchase Order from Hydrozonix.  The Manufacturer shall complete the manufacture and deliver the initial two (2) Units to Hydrozonix on or before passage of the first one hundred twenty (120) day period following the execution of this Agreement and confirmation that Hydrozonix has made the Initial Deposit.  Such Units shall immediately be tested pursuant to the Acceptance Procedures set forth on Exhibit “E”.

During the manufacturing of the first two (2) Units, the Manufacturer, working collaboratively with the Hydrozonix Project Managers (as defined in Section 6.b), shall develop from Exhibit “E” the Checklist that contains the benchmarks (the “Benchmarks”).  The Benchmarks shall be based on specifications provided by various component suppliers and the Manufacturer’s engineering personnel in collaboration with the Hydrozonix Project Managers.  With respect to all Units after Units 1 and 2, Units shall be purchased in pairs (unless the parties agree otherwise).  Hydrozonix shall accept such Units that meet the Benchmarks applicable to the Manufacturing Location Testing Protocols from the Checklist based on actually accepted tests undertaken at the Manufacturer’s Stuart, Florida location.

ii.           Testing.  Within sixty (60) days of the date hereof, Hydrozonix shall identify a Frac Site location to which the first two (2) Units shall be transported and field-tested.  If Hydrozonix fails to identify a Frac Site location in that time period, the Licensee and the Manufacturer shall promptly identify a Frac Site location to which the first two (2) Units shall be transported and field-tested for Performance Specifications.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

The testing protocols for the Frac Site location on Exhibit “E” are designed to ensure that the Benchmarks have been achieved and that the Units perform in conformity with the Performance Specifications as set forth on Exhibit “A” as measured by laboratory tests of treated water performed under the Licensee’s direction.  If the Units perform in conformity with all aspects of the Performance Specifications, including those measured by laboratory tests of water before and after the water is treated by the Units, then Hydrozonix shall promptly issue an Acceptance Certificate as set forth on Exhibit “D” (“Final Acceptance”).  As set forth in the Acceptance Procedures, Hydrozonix’s Project Managers shall have the right to closely observe such tests, which tests shall be conducted by the Manufacturer and/or the Licensee with split water samples provided to Hydrozonix for verification.  All test data shall be furnished to Hydrozonix and be available for marketing purposes.

Transportation of Units to the Frac Site and the Frac Site Testing Protocols shall be performed at Hydrozonix’s expense, except that any additional tests required because of the failure to pass the initial tests shall be performed at the Manufacturer’s expense.

iii.           Failure to Meet Acceptance Testing.  If within ████████ of the delivery of the initial two (2) Units to the Frac Site either or both Units fail to perform in accordance with the Performance Specifications, then Hydrozonix shall notify the Manufacturer of such failure to meet the Performance Specifications, and the Manufacturer shall deploy its best efforts to remedy the Unit or Units so that it or they perform in accordance with the Performance Specifications.  The Manufacturer shall have ████████ from such notification to complete its work.  Once the Manufacturer believes it has remedied the failure, the Manufacturer shall notify Hydrozonix.  Hydrozonix shall then have ████████ to verify compliance with the Performance Specifications as measured by laboratory results, although if customer water availability requires an extension of that time period, Hydrozonix shall have additional time to the extent necessary to complete such verification.  If the laboratory results indicate a failure to comply with the Performance Specifications, Hydrozonix shall have the option to terminate this Agreement by transmitting written notice to the Manufacturer and the Licensee within ████████ thereafter.  In such case, Hydrozonix shall not be obligated to consummate the purchase of any Units hereunder, including said two (2) Units.  If Hydrozonix accepts the first two (2) Units, in order to maintain its Preferential Rights, Hydrozonix shall purchase an additional fourteen (14) Units during the Primary Term and continue ordering Units to the extent herein provided during the Renewal Term.

iv.           Additional Purchase Orders Upon First Two Units Meeting the Performance Specifications.  Upon successful completion of the entire Acceptance Procedures for the first two (2) Units, Hydrozonix shall issue an Acceptance Certificate for said Units and has the right, but not the obligation, to purchase from the Licensee (and the Licensee shall sell to Hydrozonix) an additional fourteen (14) Units in the Primary Term.  Accordingly, at that time, Hydrozonix shall issue Purchase Orders for the next set of two (2) Units (and thereafter as herein provided).  The second two (2) Units (i.e., Units 3 and 4) shall be completed and Delivered to Hydrozonix on or before passage of the one hundred twenty (120) day period following Final Acceptance of the first two (2) Units; the third two (2) Units (i.e., Units 5 and 6) shall be completed and Delivered to Hydrozonix on or before passage of the ninety (90) day period from Delivery of the second two (2) Units; and the fourth two (2) Units (i.e., Units 7 and 8) shall be completed and Delivered to Hydrozonix on or before passage of the ninety (90) day period from Delivery of the third two (2) Units, and so forth (in ninety (90) day increments) for subsequent pairs of Units through Units 15 and 16.

For so long as Hydrozonix has Preferential Rights and purchases Units in accordance with the Primary Term Delivery Schedule (during the Primary Term) and the Annual Quota, subject to Section 4.b, and the related delivery schedule (during the Renewal Term), Hydrozonix shall have Preferential Rights during the Primary Term and the Renewal Term, entitling Hydrozonix to the right but not the obligation (except to the extent that Units are already the subject of a Purchase Order) to purchase Units in the amount of its choosing before any other party can obtain them, so long as it tenders Purchase Orders on a timely basis in accordance with the Primary Term Delivery Schedule.  If Hydrozonix does not accept delivery of any Unit, fails to pay for any Unit in a timely manner, fails to purchase Units in accordance with the Primary Term Delivery Schedule or the Annual Quota (and related delivery schedule), or otherwise is in default hereunder, it shall lose its Preferential Rights.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

3.            Term.  This Agreement shall be effective from the date first written above and shall apply to (a) the first sixteen (16) Units to be Delivered to Hydrozonix by the Manufacturer during the Primary Term and (b) if applicable, an additional █████ Units per annum (or such other number as the parties may agree) Delivered to Hydrozonix by the Manufacturer during the Renewal Term.  After the Primary Term, provided that Hydrozonix has purchased and paid for said sixteen (16) Units, Hydrozonix shall have the option to renew this Agreement for an additional eighteen (18) years (the “Renewal Term”).  The Manufacturer acknowledges that its Delivery obligations shall survive expiration or termination of the Agreement until all Units ordered during the Primary Term or the Renewal Term have been Delivered.  Hydrozonix agrees that its payment obligations hereunder shall survive expiration or termination of this Agreement until all Delivered Units have been paid for in full.  Hydrozonix may exercise the option to renew by giving the Manufacturer and the Licensee notice of renewal not later than ████████ prior to the expiration date of the Primary Term.  The parties agree that the terms and provisions of this Agreement shall apply for the Renewal Term, in the event that Hydrozonix exercises its option to renew in conformity with this Section 3.

4.            Sub-License.

a.           Grant.  Subject to the terms and conditions of this Agreement, the Licensee hereby grants to Hydrozonix the exclusive right and sub-license under the Patent Rights, Know How and Trademarks to make and have made (but only, in the case of make and have made, to the extent that Section 8.c. allows for such manufacture or third party manufacture and only in accordance with Section 8.c.), use and market the Units Delivered hereunder and (provided the parties agree on the purchase price thereof to be structured similarly to the pricing structure herein) any new high-volume advanced oxidation systems, stationary or mobile, developed by the Manufacturer or the Licensee, and practice related processes and methods thereunder as the exclusive service contractor utilizing the Patent Rights, Know How and Trademarks in the Field of Use during the Primary Term and, if Hydrozonix exercises its option to renew the term under Section 3, the Renewal Term.  Hydrozonix may sublicense such rights to an Affiliate that has agreed with the Manufacturer and the Licensee to be bound to the terms of this Agreement and after providing notice thereof to the Licensee, but neither Hydrozonix nor such Affiliate may further directly or indirectly sublicense such rights without the prior written consent of the Manufacturer and the Licensee.  For the avoidance of doubt, the Licensee and/or the Manufacturer may engage in any business activities (including sublicensing) with respect to Units outside the Field of Use.

b.           Loss of Exclusivity.  In the event that Hydrozonix purchases at least sixteen (16) Units in the Primary Term and the relevant Annual Quota in the Renewal Term and otherwise remains in material compliance with all of the terms of this Agreement, the exclusive nature of the sub-license shall continue in effect at the time of commencement of the Renewal Term for the first twelve (12) month period thereof.  After the Primary Term, so long as Hydrozonix meets an Annual Quota of the purchase and full and timely payment for at least ████ Units pursuant to a delivery schedule to be agreed upon at least ninety (90) days before the beginning of each quarter of the Renewal Term and remains in compliance with all of the terms of this Agreement, the exclusive nature of the sublicense shall continue in effect for each succeeding twelve (12) month period.  If Hydrozonix fails to purchase Units in accordance with the Primary Term Delivery Schedule, or to meet an Annual Quota or related delivery schedule, or breaches this Agreement, the sub-license and the exclusive obligation to manufacture for Hydrozonix shall no longer be exclusive, Hydrozonix’s first-priority status under Section 2.b.iv. shall terminate, the royalty rate shall be reduced as and to the extent described in Section 5.e. below and the Preferential Rights shall no longer apply (with the consequence that the parties must seek to agree on the purchase price for any further Units that Hydrozonix desires to purchase hereunder).

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

Notwithstanding the foregoing, after the purchase of twenty-four (24) Units, Hydrozonix shall not lose its Preferential Rights so long as it has, as of any point in time, purchased an annual average number of Units equal to or greater than ████ from the beginning of the Primary Term (which shall be deemed to be two (2) years in length for the purpose of this calculation) until such point in time.

After twenty-four (24) Units have been purchased by Hydrozonix, following any termination of the Preferential Rights, the Licensee and the Manufacturer may pursue any other activities with respect to the Units, the Patent Rights, the Know How and the Trademarks free and clear of any restrictions under this Agreement, including the sale of Units, the provision of services using Units, non-exclusive licensing transactions and so forth.  During the Renewal Term, in the event that Hydrozonix believes that the █████ Unit Annual Quota is too high or too low in light of market demand, the parties agree to discuss modifying the quota based on market demand, provided, however, neither party shall be obligated to agree to a new quota.  The representations and warranties in Section 10 below shall be unaffected by a decrease in the Annual Quota.

Further, at any time after Hydrozonix has purchased 24 Units, if Hydrozonix’s Preferential Rights terminate, then for twenty-four (24) months after any such termination neither the Manufacturer nor the Licensee shall sell, lease or rent Units to a third party within the Field of Use, for less than a Unit purchase price of █████ per Unit (the “Comparison Price”), with the Comparison Price adjusted from the date of such termination by utilizing changes in the Producer Price Index (excluding energy prices) published by the Bureau of Labor Statistics (the “Comparison Price Restriction”).  For purposes of determining whether a rental or lease rate is more favorable than the Comparison Price, the rental rate or lease rate shall be extended over an assumed forty-eight (48) month duration and discounted back to a present value based upon a ten percent (10%) discount rate.  The present value calculated must be greater than or equal to the Comparison Price.

Hydrozonix shall have the right to have an independent third party auditor (reasonably acceptable to the Licensee and subject to a confidentiality agreement enforceable by the Licensee and at least as onerous as the confidentiality obligations hereunder) review the Licensee’s books and records for the sole purpose of confirming that the Licensee properly computed the purchase price.

c.           Trademark Matters.  Any and all uses of any of the Trademarks by Hydrozonix in the Field of Use shall inure solely to the benefit of the Manufacturer.  The goods and services on or in connection with which any of the Trademarks are used shall substantially meet or exceed the quality of the corresponding goods and services provided by the Manufacturer and the Licensee prior to the date hereof.  Hydrozonix shall provide such specimens of its use of the Trademarks as are reasonably requested by the Manufacturer or the Licensee from time to time.  Except for the mark “Hydrozonix”, Hydrozonix may not file any application for any registration of a mark or for any domain name which consists in whole or in part of any of the Trademarks in its own name or in the name of an Affiliate, and may not and shall not allow any Affiliate to file any application for registration of any mark or domain name which includes or is confusingly similar to any of the following terms: Ecosphere, Ecosphere Energy, Ecosphere Energy Services, Ecosphere Technologies, Ecosbrine, EcosFrac and/or Ozonix.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

5.           Payment.

a.           Establishment of the Purchase Price.  The purchase price (the “Purchase Price”) for each Unit during the first twelve (12) months of the Primary Term shall be determined and paid as follows:

i.           The Purchase Price for each of the first two (2) Units shall be the sum of the Direct Cost, the Overhead Cost, the Sub-license Fee and the Manufacturing Fee, which combined shall not exceed ███████████████████████████████ payable to the Licensee:

A.        The Direct Cost shall be determined during the manufacturing process (as more fully described below in Section 6) and shall include the Manufacturer’s costs for raw materials, direct manufacturing labor, parts, components, sub-assemblies and other specific items expressly attributable to a Unit which combined shall not exceed ███████████████████████████████, payable from the escrow account as described in subsection iii. below. All transactions between Manufacturer and a related party of Manufacturer or its owners that give rise to costs that are included in Direct Cost or Overhead Cost will be priced at or below fair market value. All rebates, product discounts, gratuities, or other forms of vendor discounts or price considerations provided to the Manufacturer, the Licensee or owners or affiliates thereof that are associated with the manufacturing process for Units shall be applied against the price of Units.

B.           The Overhead Cost shall be the documented costs incurred by the Manufacturer to the extent the same are associated with the procurement and manufacturing processes of a Unit, limited to those Cost Elements shown on Exhibit “J” (the list of which Cost Elements can only be modified by written agreement between Hydrozonix and the Manufacturer), fixed at ████████████████████ per Unit for the first two (2) Units (as well as for the subsequent six (6) Units) and thereafter the actual costs associated with Units purchased by Hydrozonix, payable from the escrow account as described in subsection d. below.

C.           The Sub-license Fee shall be ████████████████████ per Unit, payable to the Licensee from the escrow account upon Final Acceptance of the initial two (2) Units and payable to the Licensee directly upon Delivery of Units thereafter.

D.           The Manufacturing Fee shall be ████████████████████ per Unit, payable to the Licensee from the escrow account upon Final Acceptance of the initial two (2) Units and upon Delivery of Units thereafter.

ii.           The Purchase Price for the subsequent six (6) Units after the initial two (2) Units shall be determined and paid in the same manner, with the expectation that the parties will use their best efforts to realize cost savings through manufacturing efficiencies.  Notwithstanding the foregoing, the Direct Cost for each such Unit will be determined based on documented material, component and other elements of Direct Cost, and may therefore exceed the limits on the Purchase Price and Direct Cost set forth above in Section 5.a.i.A.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

b.           Subsequent Primary Term and Renewal Term Purchases.  The Purchase Price for each Unit ordered hereunder during the second twelve (12) months of the Primary Term or after the Delivery of eight (8) Units, whichever occurs later, shall be based on an analysis of the Direct Cost and Overhead Cost for the Units in the period theretofore then ended and application of the adjustment mechanisms described in this subsection.  The parties again shall use best efforts to realize cost savings through manufacturing efficiencies.  By way of example, in the event that during the first twelve (12) month period of the Primary Term the parties are able to obtain less expensive pricing than currently anticipated for raw materials and sub-assemblies resulting in an actual Direct Cost reduction to the Manufacturer of fifty thousand dollars ($50,000) per Unit and are able to obtain less expensive pricing than currently anticipated for utilities and small tools and supplies resulting in an actual Overhead Cost reduction to the Manufacturer of twenty five thousand dollars ($25,000) per Unit, then the Purchase Price for each Unit during the second twelve (12) month period of the Primary Term shall be not to exceed ███████████████████████████████████.  If the parties are able to realize cost savings during the second twelve (12) month period of the Primary Term, then such revised Purchase Price shall be the Purchase Price for the Renewal Term, subject to adjustments for fluctuations in Direct Cost and Overhead Cost.  The costs of all components, materials and other constituents of Direct Cost and Overhead Cost shall fluctuate with the Manufacturer’s actual costs thereof from time to time.  The Manufacturing Fee and the Sub-license Fee shall be adjusted annually on the anniversary date of this Agreement by utilizing changes in the Producer Price Index (excluding energy prices) published by the Bureau of Labor Statistics.  The parties shall reconcile on a semi-annual basis amounts paid versus actual manufacturing costs to determine the deviation from costs in actual component, direct labor, manufacturing overhead (adjusted for other advanced oxidation units built or being built) and actual manufacturing costs, with credits and debits payable upon reconciliation.  If Hydrozonix has a need to purchase advanced oxidation systems with less capacity than the Units, Hydrozonix shall pay the Licensee the Manufacturing Fee and Sub-license Fee according to the same ratio as calculated on the initial two (2) Units of (x) the Sub-license Fee and Manufacturing Fee to (y) the Direct Costs; however, for the avoidance of doubt, unless the parties agree otherwise at the time, such systems shall not be considered Units hereunder.

The payment terms for each Unit ordered hereunder after the parties mutually agree to cease using the escrow account shall be as follows:

i.           Upon the Manufacturer commencing the manufacture of a Unit and provided the Manufacturer has advised Hydrozonix of the serial number of that Unit, Hydrozonix shall pay to the Licensee in immediately available funds forty percent (40%) of the estimated purchase price of such Unit.

ii.           Hydrozonix shall pay to the Licensee monthly progress payments based on percentage of completion thereafter until the full purchase price thereof (except the Sub-license Fee and the Manufacturing Fee) has been paid in full.

iii.           Upon Delivery of each such Unit to Hydrozonix, Hydrozonix shall pay in immediately available funds to the Licensee the Sub-license Fee and the Manufacturing Fee for such Unit and if applicable, any remaining balance of the purchase price for such Unit.

c.           Escrow Funding.

i.           For the first two (2) Units purchased during the Primary Term, Hydrozonix shall deposit the Initial Deposit in escrow at SunTrust Bank in West Palm Beach, Florida. Thereafter, so long as the Manufacturer is substantially in compliance with the Budget and schedule, Hydrozonix shall deposit into such escrow account an additional ███████████████████████ per Unit every thirty (30) days following submission of the initial request for payment until ██████████████████████████████ in the aggregate per Unit shall have been deposited into escrow.  Lastly, Hydrozonix shall deposit into escrow the funds for the Sub-license Fee and the Manufacturing Fee upon the completion of manufacturing and departure of such Units from their manufacturing location destined for a Frac Site.  The parties hereto shall enter into an Escrow Agreement in substantially the form attached hereto as Exhibit “B” in connection with the escrowing of such funds.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

ii.             With respect to the next six (6) Units to be Delivered after Final Acceptance of the initial two (2) Units, upon Delivery of a set of two (2) Units (including the first set of two (2) Units) by the Manufacturer to Hydrozonix, Hydrozonix shall deposit in escrow at SunTrust Bank in West Palm Beach, Florida the sum of █████████████████████████ per Unit █████████████████████████████ in the aggregate).  Thereafter, every thirty (30) days Hydrozonix shall deposit into such escrow account an additional amount per Unit equal to (I) one-third multiplied by (II) the difference between the Purchase Price for such Unit minus the Manufacturing Fee minus the Sub-license Fee minus █████████████████████████, until the entire Purchase Price (minus the Manufacturing Fee and Sub-license Fee) for each such Unit has been deposited into escrow.  With respect to all Units after such six (6) Units, until the parties mutually agree to cease using the escrow account, Hydrozonix shall deposit funds into the escrow account in the same manner as in Section 5.a. above, except that the ██████████████████████████ to be deposited per Unit shall be adjusted proportionately based on the ratio of (x) the Purchase Price of such Unit to (y) █████████████████████████████████.  Upon the completion of manufacturing and Delivery of each such Unit, Hydrozonix shall pay to the Licensee the Sub-license Fee and one-third of the Manufacturing Fee and to the Manufacturer (on behalf of the Licensee) two-thirds of the Manufacturing Fee, in each case with respect to each such Unit in immediately available funds.

d.           Escrow Disbursement.  The parties shall give instructions to the escrow agent under the Escrow Agreement to make disbursements for the initial eight (8) Units in accordance with the following provisions: (a) to vendors designated by and on behalf of the Manufacturer for the following components:

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in the amounts set forth besides their names on the Vendor Purchase Orders which shall be in substantially the form attached hereto as Exhibit “C-2”; such vendors shall acknowledge that the components shall have been paid for by the specific amount received, not subject to any liens except in favor of Hydrozonix and earmarked for a serial-numbered Unit, such acknowledgements to be evidenced by vendor execution of the Vendor Purchase Order; and (b) to the Manufacturer (on behalf of the Licensee) in the amount of one hundred thousand dollars ($100,000) as an advance for Overhead Cost upon receipt by the escrow agent of an initial request for payment from the Manufacturer, provided that Hydrozonix shall have approved a submitted Budget and a request for payment; and (c) to the Manufacturer (on behalf of the Licensee) in the amount of one hundred thousand dollars ($100,000) as an advance for Overhead Cost on ███████████████████████████ after disbursement of the initial Overhead Cost advance above for a total of ████████████████████ in Overhead Cost per Unit.  The parties shall give further instructions for disbursements to vendors for the above components on behalf of the Manufacturer of the amounts set forth under the headings “30 days”, “60 days” and “90 days” on the Vendor Purchase Order.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

For the first two (2) Units manufactured, any balance of the escrowed funds shall not be disbursed until Final Acceptance, indicating full compliance with the Performance Specifications.  In connection with such Final Acceptance, the parties shall give instructions to the escrow agent under the Escrow Agreement to disburse to the Licensee the related Sub-license Fee and one-third of the related Manufacturing Fee and to the Manufacturer (on behalf of the Licensee) two-thirds of such Manufacturing Fee.  The Escrow Agreement shall remain in place for the purchase of Units subsequent to the initial eight (8) Units until the parties otherwise mutually agree, and disbursements with respect to each Unit shall be made as follows:  (a) to vendors for major components in stages as the parties agree, and (b) Overhead Cost and direct labor shall be paid in accordance with a Hydrozonix-approved manufacturing budget, Purchase Order and percentage-of-completion schedule, (c) the Manufacturing Fee and the Sub-license Fee upon Delivery of the Units, (d) any remaining portion of the Purchase Price shall be paid to the Licensee and (e) any remaining amounts in the escrow account attributable to such Unit shall be paid to Hydrozonix.  Hydrozonix shall not be responsible for the division between the Manufacturer and the Licensee of the disbursed funds.

e.           Royalties.  In addition to the Sub-license Fee, Hydrozonix shall pay to the Licensee ongoing royalties in the amount of twenty percent (20%) of Hydrozonix’s or any Affiliate’s earnings before interest and taxes (“EBIT”) from Hydrozonix’s or any Affiliate’s use of Units.  In the event that the Preferential Rights terminate, the royalty rate shall decrease to fifteen percent (15%) of EBIT upon the expiry (or earlier binding waiver in writing by Hydrozonix) of the Comparison Price Restriction.  Hydrozonix shall pay an estimated quarterly royalty amount calculated from quarterly unaudited financial statements.  Within twenty five (25) days of the end of each quarter, Hydrozonix shall deliver to the Licensee such quarterly unaudited financial statements, and shall pay any royalties due to the Licensee within five (5) days thereafter.  Hydrozonix shall deliver to the Licensee audited annual financial statements within one hundred (100) days after the end of its fiscal year, and after such delivery the parties shall promptly reconcile with each other (and make payments from one to another to the extent necessary to give effect to) any adjustments to the quarterly royalty amounts.  For planning purposes, on or before November 1st of each year of the Primary Term or the Renewal Term, Hydrozonix shall provide the Licensee with non-binding projections of EBIT for the coming year.

EBIT shall be calculated in accordance with the principles set forth on attached Exhibit “I” (the “Calculation Principles”) and, to the extent not specified in the Calculation Principles, in accordance with U.S. generally accepted accounting principles (“GAAP”), with GAAP to be consistently applied throughout the royalty payment period, except to the extent otherwise required by changes in GAAP or applicable law. All transactions between Hydrozonix and a related party of Hydrozonix or its owners will be priced at or below fair market value; however, it is agreed that general and/or administrative services provided by a related party shall bear no mark-up and will be at cost.  A related party shall be entitled to include a mark-up on those services that are included in their principal line of business, provided that the cost for such services charged to Hydrozonix shall not exceed the lowest price charged by such related party to unrelated third parties for comparable services.  To the extent a transaction is determined to be in excess of such amounts, the portion of the charge determined to be excessive shall be excluded from the EBIT calculation.  Hydrozonix shall endeavor to seek the approval of the Licensee prior to entering into a transaction with a related party for purposes of establishing the amount of said transactions.  At their own expense, the Manufacturer and the Licensee may also audit the books and records of Hydrozonix.

Purchasers of Units from Hydrozonix shall, in lieu of such an EBIT based royalty, pay the Licensee a royalty per barrel of water treated.  Purchasers shall pay royalties to the Licensee in the amount of the greater of █████████████████ per barrel of water treated or the trailing twenty four (24) month average per barrel payment resulting from Hydrozonix’s owned and operated Units.  Such parties must also agree on mutually acceptable confidentiality provisions and other provisions to protect the intellectual property of the Manufacturer and the Licensee and in connection with which the Licensee shall grant a sub-license to such Purchasers.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

f.           Intellectual Property.  If Hydrozonix becomes aware of a third party that Hydrozonix believes, based on an infringement analysis from its intellectual property law counsel (the “Analysis”), is infringing the Patent Rights licensed hereunder in the Field of Use, and such infringement is causing economic harm to Hydrozonix, Hydrozonix shall notify the Licensee and the Manufacturer of such third party and communicate such Analysis to the Licensee and the Manufacturer pursuant to a common interest privilege.

The Manufacturer and the Licensee will review such Analysis with their intellectual property counsel to determine the appropriate course of action with respect to such third party to protect the Patent Rights.  The Manufacturer and the Licensee shall use their reasonable business judgment to determine the appropriate course of action, which may include written notice of the claim, the filing of litigation, or avoidance of bringing an action that does not meet the evidentiary requirements for filing a legal action against such third party.  The business judgment shall be based on the following considerations:  the requirement that there be evidence of infringement or misappropriation, the extent of economic harm, an estimate of the attorneys fees and costs for such legal action, and any other reasonable factor.

Prior to the transmittal of any correspondence to the third party or the filing of a legal action, the Manufacturer and the Licensee shall consult with Hydrozonix and its intellectual property counsel pursuant to a common interest privilege to discuss a mutually agreeable plan to protect the parties’ common legal interests through such proceedings or reasons why such legal action should not be filed. Hydrozonix will reasonably cooperate with the Licensee and, if necessary procedurally, agrees to be joined in the lawsuit as a co-plaintiff based on its status as an exclusive licensee, with each party to bear its respective attorneys fees and expenses.  The schedule for payment of royalties and fees owed the Manufacturer and the Licensee will remain in effect as pursuant to this Agreement.

i.           Resolution of Dispute.  In the event that the parties disagree as to whether or not to proceed with legal action against such third party, then the parties agree as follows:

A.           The parties, through their intellectual property counsel, shall jointly appoint a third party intellectual property attorney to review the evidence provided by the parties, with such third party intellectual property attorney being retained by both parties pursuant to a common interest privilege and a joint representation of all the parties (the “Retained IP Attorney”).

B.           The Retained IP Attorney shall, based on the legal and business considerations set forth above, review such evidence and provide a written confidential recommendation to the Manufacturer, the Licensee, and Hydrozonix.

C.           The parties agree to be bound by the written confidential recommendation of the Retained IP Attorney.  If the Retained IP Attorney recommends not filing the legal action, then the Licensee and the Manufacturer shall not be required to file such legal action.  If the Retained IP Attorney recommends that the Licensee and the Manufacturer file such legal action, then the Licensee and the Manufacturer shall file such legal action.

D.           The Retained IP Attorney shall have practiced law for at least twenty (20) years, have substantial experience in patent litigation, be admitted to practice before the United States Patent Office, and not have previously represented any of the parties or any of their officers or investors.  If the parties cannot agree on the Retained IP Attorney, either party can file a claim pursuant to Section 13 of this Agreement to resolve the dispute.

E.           As long as the Licensee and the Manufacturer are proceeding with procedures set forth herein and, if applicable, pursuant to the recommendation of the Retained IP Attorney, then Hydrozonix will not withhold any royalty funds.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

F.           In the event that the Manufacturer and the Licensee prevail in the litigation and recover money damages by way of settlement or judgment, the recovered amounts shall be distributed as follows:  (a) first, the Manufacturer and the Licensee shall each receive reimbursement of any legal fees and expenses;(b) second, Hydrozonix shall receive reimbursement of any legal fees and expenses; (c) third, Hydrozonix shall receive any additional recovered amounts as compensation for its economic harm; and (d) fourth, the Manufacturer and the Licensee shall retain any remaining amounts.

G.            If (i) the Licensee and the Manufacturer bring a legal action and fail to prevail in a legal proceeding because the asserted claims of the Patent Rights are held to be infringed and invalid, (ii) the Licensee and the Manufacturer have exhausted all appeals from such legal action, and (iii) Hydrozonix has incurred economic harm to its business in the Field of Use because of such third party, then Hydrozonix shall have the right to offset such economic harm against the royalty by decreasing the ongoing EBIT royalty due hereunder by twenty-five percent (25%) until Hydrozonix recovers the economic harm caused by such third party through such decrease in royalty.  If the exhaustion of appeals by the Licensee and the Manufacturer from such failure in a legal proceeding in the trial court takes longer than forty-two (42) months after the decision in the trial court and Hydrozonix has incurred economic harm to its business in the Field of Use because of such third party, then twenty-five percent (25%) of the ongoing EBIT royalty (not to exceed the amount of such economic harm) shall be deposited in an escrow account pursuant to a mutually acceptable escrow agreement until such exhaustion of appeals.  If, following exhaustion of the appeals from such legal action, the Licensee or the Manufacturer continues to have failed to prevail as provided above, Hydrozonix shall have the right to offset such economic harm first against the remaining funds in the escrow account and thereafter by reducing the royalty to the extent provided above.  Any dispute associated with the extent of Hydrozonix’s economic harm will be resolved pursuant to the dispute resolution provisions contained in Section 13 hereof.

6.           Manufacturing Operations.

a.           Purchase Orders.  Only after the Manufacturer shall have submitted a proposed Budget and schedule to Hydrozonix which is accepted by Hydrozonix shall a Purchase Order be issued.  Purchase Orders shall be in the form attached hereto as Exhibit “C” and be deemed to be accepted by the Manufacturer unless expressly rejected for non-conformance with this Agreement within ten (10) days of receipt by the Manufacturer.  In no event shall the Purchase Order modify the terms and conditions herein, and the parties agree that the terms and conditions of this Agreement shall control over any terms and conditions that may be included in the Purchase Order.  Prior to the issuance of each Purchase Order, the Manufacturer will assign a serial number to each Unit and promptly advise Hydrozonix in writing of such serial number.  The initial Purchase Order for two (2) Units is being delivered by Hydrozonix to the Manufacturer concurrently with the execution of this Agreement.  Subject to Section 2.b., if the initial two (2) Units do not meet the Acceptance Procedures, Hydrozonix shall have no obligation to purchase such Units.  In the event that Hydrozonix elects to notify the Manufacturer of its intent to reject the initial two (2) Units and terminate this Agreement pursuant to Section 2.b.ii., the Manufacturer and/or the Licensee shall refund all sums paid to it, them or vendors by Hydrozonix, or from the escrow account with respect to the applicable Units being rejected.  Such refund must be paid in full within twelve (12) months of the notice of termination.  Until the refund shall have been fully repaid, the security interests described in Section 12 below shall remain effective.  In the event the full refund shall not have been tendered within twelve (12) months, interest on the unpaid balance shall accrue at the rate of one and one half percent (1.5%) per month beginning at the end of such twelve (12) month period until paid in full, although Hydrozonix at its discretion may at any time after such twelve (12) month period foreclose on its security interests.  Upon repayment of such amounts, the Manufacturer and the Licensee shall have no further liability to Hydrozonix.  If, however, Hydrozonix does consummate the purchase of the initial two (2) Units, it may proceed to purchase Units as described in Section 2.b.iv.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

b.           Access.  The parties intend to institute transparency into the manufacturing process.  Representatives of Hydrozonix shall be granted access to the Manufacturer’s manufacturing premises (at the sole cost, risk and expense of Hydrozonix) whenever same shall be operating and shall be considered and treated as value-added observers of, and sources of constructive suggestions for, the manufacturing process, being provided with related detail and information identical to that created by or provided to the Manufacturer’s employees and contractors to the extent relevant to manufacturing efficiencies and costs (all of which information shall be Confidential Information).  Hydrozonix shall designate “Project Managers” to liaise with the Manufacturer’s personnel to ensure that the objectives of this Agreement are achieved, to review and provide input on technical implementation, to observe the work effort, and to review purchasing and costs, including, without limitation, Direct Cost and Overhead Cost.  Only the Manufacturer shall have control over and responsibility for the manufacturing process.  The Project Managers shall oversee the Manufacturer’s achievement and compliance with the Performance Specifications, approve requests for payment and coordinate execution by an Authorized Representative of Hydrozonix of an  Acceptance Certificate for the first two (2) completed Units in the form attached hereto as Exhibit “D” once such Units have successfully completed the Acceptance Procedures.

c.           Delivery.  The Manufacturer shall deliver, with Hydrozonix bearing the transportation and insurance costs thereof, the first two (2) Units purchased by Hydrozonix to locations in the United States specified by Hydrozonix on a Delivery Instruction in the form attached hereto as Exhibit “F”.  Delivery shall occur within four (4) months of a Purchase Order.  For each Unit, the Manufacturer shall furnish Hydrozonix with ten (10) copies of the most current version of an Operations and Maintenance Manual including, without limitation, a comprehensive listing of all components with their manufacturers identified and a preventive maintenance protocol including, without limitation, drawings and diagrams sufficient for Hydrozonix to operate, maintain and repair the Units.  If prepared, updates to the manuals shall be furnished by the Manufacturer to Hydrozonix on a regular basis, as shall field service bulletins and part changes.  After the first two (2) Units, Deliveries (and transfer of the risk of loss) to Hydrozonix shall be FOB the Manufacturer’s facility in Stuart, Florida, with Hydrozonix responsible for transportation and insurance.

d.           Training.  At the expense of Hydrozonix, the Manufacturer shall provide training courses for employees of Hydrozonix at each location at which Units are delivered.  Training courses shall, at a minimum, consist of:  theory of operation, diagnostic procedures, adjustment procedures and actual repairs of induced equipment problems.  Training shall be designed such that Hydrozonix employees become intimately familiar with the Units, their operation and maintenance and can completely and safely operate and maintain same.  A full syllabus of each of the training courses shall be mutually agreed between the Manufacturer and the Project Manager.  The parties shall negotiate in good faith the price for such training (Hydrozonix shall pay for all travel and per diem expenses and for training personnel at a set and agreed to rate).  Hydrozonix may film, videotape and/or record the training for its training-related internal use in its discretion.

e.           Product Warranty.  The Manufacturer warrants that for the duration of the Warranty Period the Units (i) shall be free from material defects in assembly and workmanship; (ii) shall conform to the Performance Specifications; and (iii) shall be free from material defects in materials (collectively, the “Limited Warranties”); provided that the warranty with respect to components shall not exceed the warranties provided by the manufacturers thereof.  The Manufacturer will ensure that all third party component purchases contain provisions to assign such warranties to Hydrozonix and will use best efforts, when and if required, to enforce said warranties.  Where applicable, warranties for major components will begin upon departure of the Units from the Manufacturer’s facility.  If requested by Hydrozonix, extended warranties, if available, will be included with the component warranties at Hydrozonix’s expense.  These Limited Warranties shall also not extend or apply to defects or nonconformance caused by: (u) catastrophe, fault or negligence of Hydrozonix, its Affiliates or customers, or third parties, (v) failure to operate the Unit in compliance with the Manufacturer’s supplied manuals or use of a Unit in a manner for which it was not designed, (w) modifications of the Unit by Hydrozonix or anyone other than the Manufacturer or its employees, agents and consultants, (x)causes external to the Unit such as, but not limited to, the equipment of other parties, (y) abuse, neglect or lack of preventive maintenance in accordance with prudent industry standards and the Manufacturer supplied manuals, or (z) normal wear and tear.  Upon Hydrozonix’s reasonable request, the Manufacturer will facilitate warranty service provided by vendors but shall have no obligation to incur any out-of-pocket costs in connection therewith.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

Hydrozonix shall provide the Manufacturer, within thirty (30) days of Delivery of the first Unit purchased hereunder, a preventive maintenance action plan pursuant to which Hydrozonix will maintain all Units purchased to the standard required to maintain the Limited Warranties for such Units.  Hydrozonix shall maintain maintenance and repair logs and provide copies thereof to the Manufacturer upon request.  The Manufacturer will train and certify certain employees of Hydrozonix to do certain warranty repairs on the Units.  In the event Hydrozonix or a customer elects to repair or attempt a repair of any Unit without the use of a Manufacturer trained and certified serviceman or undertake repairs not within the scope of those specifically or generally approved in writing by the Manufacturer, before the expiration of each Unit’s Warranty Period, the Limited Warranty will become null and void and Hydrozonix will assume responsibility for all current and subsequent costs associated with operating, maintaining and repairing such Unit (including the costs of repairing the Unit following the event causing the voiding of the Unit’s Limited Warranty). Any warranties provided directly by the manufacturers of component parts shall inure to the benefit of Hydrozonix, if assignable or transferrable.  In the event of any breach of the Limited Warranties during the relevant Warranty Period, the Manufacturer shall, in its discretion, repair or replace the Units subject to the Limited Warranty claim and the Manufacturer shall bear the cost of all parts and labor necessary for such repair or replacement, plus the cost of the Manufacturer’s incidental expenses such as travel, food and lodging incurred in performing on-site Warranty Service. THE REMEDIES SET FORTH IN THE PRECEDING SENTENCE SHALL CONSTITUTE HYDROZONIX’S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE LIMITED WARRANTIES.

EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY PROVIDED ABOVE IN THIS SECTION 6.e.,  THERE ARE NO OTHER WARRANTIES, EXPRESSED OR IMPLIED, GRANTED TO HYDROZONIX OR ANY AFFILIATE OR CUSTOMER INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NONINFRINGEMENT, AND ANY SUCH OTHER WARRANTIES ARE EXPRESSLY DISCLAIMED BY HYDROZONIX.

f.           Unimpeded Service Goal.  The parties acknowledge that primary objectives of this Agreement are that Hydrozonix, the Manufacturer and the Licensee develop reputations in the oil and gas industry for excellent service and product delivery and that the Units develop a reputation for efficiency and efficacy.  Toward that end, in the event that manufacturing or marketing issues arise hereunder, the parties agree to use their best efforts expeditiously to resolve such issues by negotiation and compromise, without third party knowledge thereof to the extent feasible.  If the parties cannot resolve the issues in such manner, they shall mediate the issues pursuant to the first sentence of Section 13 below, and shall arbitrate the issues in the event that mediation is unsuccessful, pursuant to the balance of Section 13 below.  Furthermore, the Manufacturer shall purchase and maintain in effect at all relevant times sufficient property and casualty insurance to protect against financial loss from casualties to the manufacturing premises and equipment.

g.           Existing Business.  The Manufacturer and the Licensee have provided predecessor versions of the Units to Southwestern Energy Production Company and its affiliate SEECO Inc. and to WACCAW Development LLC and its affiliate Newfield Exploration Mid-Continent Inc. (collectively, the “Existing Customers”).  If the Existing Customers desire additional water treatment units as add-ons, then the Licensee shall include Hydrozonix in negotiations for such Units, and Hydrozonix shall have the right, but not the obligation, to perform orders for those Units; provided that the Manufacturer and the Licensee may otherwise continue their business relationship with the Existing Customers, but shall not supply the Existing Customers with additional or replacement advanced oxidation systems or Units except for insured catastrophic loss and with Hydrozonix’s consent, which shall not be unreasonably withheld.  After the current contracts of such Existing Customers either expire or come up for renewal, the parties may negotiate in good faith toward (i) an assignment of contracts with the Existing Customers (subject to their approval) to Hydrozonix, and (ii) Hydrozonix’s lease or purchase (for a lease amount or a purchase amount to be agreed in such negotiations) of the twenty-five (25) EF600 units, one (1) EF1200 unit and one (1) AORO unit in use by such Existing Customers.  The Licensee shall be entitled to royalties pursuant to Section 5.e. for Units provided to Existing Customers.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

7.           Proprietary Property.

 a.           Ownership.  Hydrozonix acknowledges that each of the Manufacturer and/or the Licensee retains ownership to all patent, copyright, trademark and trade secret rights in and to the intellectual property related to or embodied in the Units, including, without limitation, any improvements to the intellectual property pertinent to the Units based on any suggestions or recommendations made by Hydrozonix or its Affiliates or customers at any time with respect to the Units, including, without limitation, at any time during the manufacture, use, repair or maintenance of the Units.  Except for the limited grant of the sub-license, no other rights, whether express or implied, are granted to Hydrozonix.  The Manufacturer and the Licensee agree jointly and severally to defend, at their expense, any lawsuits or proceedings with respect to the Patent Rights, Know How and Trademarks brought against either of them, Hydrozonix or a Hydrozonix customer based on a third party claim that the Units infringe any existing United States patent, copyright, trademark or trade secret (each, a “Claim”).  The Manufacturer shall indemnify, defend and hold harmless Hydrozonix and its customers from and against any and all damages, awards, losses, fines, penalties, costs, expenses, obligations and liabilities (including reasonable attorneys’ fees and court costs) resulting from any such Claims, lawsuits or proceedings.  If the Manufacturer does not comply with its indemnity obligations in this Section 7.a., Hydrozonix may during the pendency of legal proceedings offset against out-of-pocket expenses it incurs from any such lawsuits or proceedings the amounts it otherwise would pay to the Manufacturer or the Licensee.

The foregoing obligations of defense, indemnity and hold harmless shall not apply to the extent any such Claims are based, in whole or in part, on changes (including without limitation any changes that result from the repair of a Unit), modifications or improvements made to the Units by anyone other than the Manufacturer or its authorized designee (or, to the extent provided in Section 6.e., a Manufacturer-trained and certified serviceman), or if the Units are used in a manner not reasonably contemplated by this Agreement or the Limited Warranties, or if Hydrozonix or its customers fail to install any upgrades timely delivered to Hydrozonix that would have corrected the infringement.  In the event that Hydrozonix or any of its customers is enjoined from using the Units as a result of or in connection with a Claim, the Manufacturer with respect to the manufacturing of the Units and the Licensee with respect to the Patent Rights, Know How and Trademarks shall promptly, at its respective sole expense (i) modify the Units so that they become non-infringing without affecting their performance, (ii) procure for Hydrozonix the right to continue to use the Units, or (iii) promptly replace the Units with units that are non-infringing.  In the event that the Manufacturer and the Licensee, as applicable, cannot, after using best efforts promptly to modify, procure or replace the Units, the Manufacturer or the Licensee, as applicable, shall take back the affected Units and refund to Hydrozonix its respective portion of amounts paid by Hydrozonix of the affected Units as Hydrozonix’s sole and exclusive remedy.

Hydrozonix shall provide written notice to the Manufacturer and the Licensee of a Claim within ten (10) working days after such Claim is asserted in writing or by legal action against Hydrozonix.  The Manufacturer or the Licensee, as applicable, shall have control of the defense, and settlement of such Claim, demand or cause of action, except that the Manufacturer or the Licensee shall not enter into any agreement, agreed order, consent judgment, or the like which is binding on Hydrozonix without Hydrozonix’s prior written consent.  The Manufacturer or the Licensee, as applicable, can settle the Claim without the consent of Hydrozonix so long as a full and unconditional release is provided to Hydrozonix and no agreed order, consent judgment or the like is entered to the prejudice of Hydrozonix.  Notwithstanding the election of the Manufacturer or the Licensee to assume the defense and investigation of such Claim, Hydrozonix shall have the right to employ separate counsel and participate in the defense and investigation of such Claim at its sole cost.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

b.           Confidential Information.  Hydrozonix acknowledges that Confidential Information is vital to the business of the Manufacturer and the Licensee and thus Hydrozonix agrees that Confidential Information shall be kept confidential and not used for any purpose except pursuant to this Agreement.  “Confidential Information” means the Know How, Patent Rights (to the extent confidential), and all other information, including engineering, programming and other technical and commercial information and know how, directly or indirectly provided under or in connection with this Agreement by the Manufacturer or the Licensee to Hydrozonix or its Affiliates, including any such information that is embodied in the Units.  The restrictions on Confidential Information shall not apply to an item of information:

i.            that is in the public domain as shown by documentary evidence,

ii.           already known by Hydrozonix at the time it is disclosed to Hydrozonix as shown by documentary evidence in Hydrozonix’s possession dated prior to such disclosure, or

iii.           subsequently received by Hydrozonix in good faith and lawfully from a non-party to this Agreement that has no obligation of confidence with respect to such information.

Hydrozonix shall maintain in strict confidence and not disclose or otherwise provide to any third party other than its employees, officers, consultants, independent contractors, and legal advisors as needed (provided that Hydrozonix subjects them to the same confidentiality obligation in favor of the Manufacturer and the Licensee as is applicable to Hydrozonix) for the purposes contemplated herein, and shall not use any item of Confidential Information for any purpose other than to exploit the Units Delivered hereunder.  Hydrozonix shall be responsible for any breach of this Agreement by its employees, consultants, independent contractors, agents, advisors, Affiliates and customers.  Hydrozonix may use such portion of the Confidential Information as the parties may agree for the marketing of Units to customers and the marketing and sale of Hydrozonix to, in each case, a bona fide potential customer or purchaser only for the purpose of evaluating a potential transaction, and only to the extent necessary, so long as any such potential customer or purchaser expressly agrees to confidentiality obligations with respect to the Confidential Information at least as onerous as those agreed to by the parties hereunder and enforceable by the Manufacturer and the Licensee.  Further, Hydrozonix shall require each of its customers to agree to confidentiality obligations with respect to the Confidential Information enforceable by the Manufacturer and the Licensee at least as onerous as those agreed to by the parties hereunder.

It is further understood and agreed that money damages may be an inadequate remedy for any breach of the restrictions on Confidential Information by Hydrozonix and that the Manufacturer or the Licensee shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach of the restrictions on Confidential Information.  Such remedies shall not be deemed to be the exclusive remedy of the Manufacturer or the Licensee for a breach of the restrictions on Confidential Information by Hydrozonix but shall be in addition to all other remedies available at law or equity to the Manufacturer or the Licensee.

c.           Legal Opinion.  Promptly upon the mutual execution of this Agreement, the Licensee shall deliver to Hydrozonix a legal opinion reasonably acceptable to Hydrozonix from patent counsel to the Licensee.

 d.           Intellectual Property.  Hydrozonix, for itself and on behalf of its Affiliates, agrees not to challenge, cause to be challenged, or, participate in any challenge, to the validity, enforceability, and/or infringement of the Patent Rights, the Know How or the Trademarks in any court or tribunal or agency worldwide during the Primary Term or Renewal Term of this Agreement or thereafter.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

8.           Termination.

a.           By the Manufacturer or the Licensee.  The Manufacturer or the Licensee may terminate this Agreement in the event that: (i) Hydrozonix fails to pay in full invoices as and when due hereunder and said failure is not cured by Hydrozonix within thirty (30) days after a written notice from the Manufacturer or the Licensee to do so; (ii) Hydrozonix breaches any representation or fails to perform any covenant, warranty or agreement contained herein, and said failure is not cured by Hydrozonix within thirty (30) days after a written notice from the Manufacturer or the Licensee to do so; or (iii) the bankruptcy of Hydrozonix.

b.           By Hydrozonix.  Hydrozonix may terminate this Agreement upon the occurrence of any of the following events by the Manufacturer or the Licensee, as appropriate:

i.           breach of any representation or failure to perform any covenant, warranty or agreement contained herein, and said failure is not cured by the Manufacturer or the Licensee within thirty (30) days after receipt of a written request from Hydrozonix to do so;

ii.           failure to Deliver Units on a specified delivery date, which failure is not cured by the Manufacturer within thirty (30) days after receipt of written notice from Hydrozonix;

iii.          the Manufacturer’s cessation of the manufacturing of Units other than as a result of (A) an event of force majeure or (B) a delay caused by the Manufacturer’s suppliers so long as the Manufacturer used its best efforts to find an alternate supplier; or

iv.          the bankruptcy of the Manufacturer or the Licensee.

c.           By Hydrozonix for Failure to Fulfill Orders.  In the event that the Manufacturer fails to fulfill Hydrozonix’s Purchase Orders delivered in accordance with this Agreement after Hydrozonix delivers written notice and provides the Manufacturer with thirty (30) days to cure, then Hydrozonix shall have the right to terminate this Agreement, but the sub-license granted under Section 3 above with respect to Units already Delivered, and Hydrozonix’s obligation to pay royalties shall be unaffected.  If at any time the Manufacturer is unable to meet the manufacturing demand of Hydrozonix for Units in accordance with the delivery quantities and schedules contemplated herein, then to prevent an interruption in the manufacturing of Units that would impede Hydrozonix’s ability to meet the needs of its customers, Hydrozonix shall have the right but not the obligation to have a third party that has first agreed to be bound by the restrictions on disclosure and use of Confidential Information set forth herein commence manufacturing of Units under the guidance and supervision of the Manufacturer provided such third party meets the quality control standards in Section 4.c. for the use of the Trademarks and Hydrozonix continues (i) to pay the Sub-license Fee and all royalties and (ii) to purchase those Units the Manufacturer is able to manufacture.  In such event, the Manufacturer shall provide all necessary and helpful manufacturing data, supervision and guidance, including Confidential Information.  In the event a third party manufactures Units, no Direct Costs or Overhead Costs shall be payable.  In the event that the Manufacturer is jointly manufacturing Units with Hydrozonix, the parties shall negotiate a mutually agreeable payment arrangement so that the Manufacturer’s costs, expenses and profit on cost are adequately covered.  Hydrozonix agrees that it does not intend to replace the Manufacturer as the manufacturer of the Units during the Primary Term or the Renewal Term of this Agreement.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

If Hydrozonix enters into negotiations with a customer(s) that could result in increased Purchase Order volumes that could prevent the Manufacturer from manufacturing such volumes in the required timeframe, Hydrozonix shall provide prompt written notice to the Manufacturer of the magnitude of such Purchase Orders so that the Manufacturer can make arrangements to meet Hydrozonix’s potential increased demand for Units.  Hydrozonix shall not represent nor imply to potential or existing customers that it can or will provide Units at volumes that exceed the Manufacturer’s current manufacturing capacity without first discussing with the Manufacturer its ability to manufacture at such increased Unit volumes and receiving its consent.

d.           Survival of Certain Rights and Obligations.  All accrued but unpaid payment obligations of any party hereto pursuant to this Agreement shall survive termination of this Agreement regardless of the reason for such termination.  Further, if this Agreement terminates for any reason, the sub-license granted under Section 4 above and Hydrozonix’s obligation to pay for any Units then the subject of Purchase Orders and to pay royalties with respect to Units already Delivered and any such Units subject to Purchase Orders, in each case in conformity with this Agreement, shall be unaffected; however the sub-license and the Preferential Rights shall otherwise terminate.

9.           Taxes.  Hydrozonix shall be responsible for any sales and/or use taxes imposed by the federal, any state or local government or political subdivision thereof on the purchase of the Units sold to Hydrozonix hereunder, although the Manufacturer and/or the Licensee shall pay all other taxes, including any imposed or required on the Sub-license Fee and the Manufacturing Fee.

10.         Representations and Warranties of the Manufacturer and the Licensee.  The Manufacturer and the Licensee severally represent and warrant to Hydrozonix that:

a.           the Licensee has the right to grant the sub-license and rights hereunder granted,

b.           the Manufacturer has full title to the Patent Rights subject to the license granted under the Technology License Agreement attached hereto as Exhibit “G” and the Licensee has the right to use and disclose the Know How and the Trademarks (including any Confidential Information therein) under this Agreement, and no other person has asserted a written claim or right to ownership of the Patent Rights, Know How or Trademarks,

c.           other than the said Technology License Agreement and as otherwise provided in this Agreement, no other license, sub-license, assignment, sale, agreement or encumbrance has been made or entered into or shall be made or entered into which would conflict with this Agreement or sub-license granted herein,

d.           the Manufacturer and the Licensee have no knowledge or reason to believe that the Patent Rights, Know How or Trademarks as sub-licensed herein are invalid or unenforceable,

e.           they are in compliance and shall continue to comply with, and the Units will comply with, in each case, all state, federal and local laws, rules and regulations applicable to the operation of their business, including, without limitation, safety and transportation laws and regulations, except for any non-compliance that would not cause a material adverse effect on the Manufacturer’s or the Licensee’s respective business,

f.           they are unaware of any material design defects in the Units,

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

g.           the said Technology License Agreement is valid and binding on the parties thereto, and all consents required thereunder to allow for the sub-license herein granted have been obtained and delivered to Hydrozonix and are valid and effective,

h.           the Manufacturer in its reasonable business judgment shall prepare, file, prosecute and maintain the patents and patent applications relevant to the sub-license granted herein, and

i.           subject to agreement by the parties on the Purchase Price, Units Delivered to Hydrozonix will always incorporate the latest enhancements and technologies that the Manufacturer can produce, including Units purchased in the future with different model numbers.

11.           Representations and Warranties of Hydrozonix.  Hydrozonix represents and warrants to the Manufacturer and the Licensee that:

a.           it is a company duly organized, validly existing and in good standing under the laws of Florida and has all requisite company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted;

b.           it has obtained all requisite approvals and authorizations pursuant to its charter documents, operating agreements, and the like in order to enter into this Agreement and consummate the transactions herein contemplated, and delivered written evidence thereof to the Manufacturer and the Licensee;

c.           this Agreement has been duly and validly executed and delivered by it, and this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy and equity laws;

d.           the execution, delivery and performance of this Agreement by it, and the consummation of the transactions contemplated hereby, do not and will not: (i) result in a violation of any provision of the organizational documents or any resolution of its members or managers’, (ii) violate any law applicable to it or require any filing with, consent, approval or authorization of, or notice to, any governmental authority, (iii) breach any contract to which it is a party or by which it may be bound, or (iv) result in the termination of, or give any person the right to terminate, modify or accelerate performance under, any such contract;
e.           Hydrozonix’s sole business activity will be the deployment, operation and sale of Units in the Field of Use, and Hydrozonix agrees, so long as it has the Preferential Rights, not to engage in any other business activities during the Primary Term and, if applicable, the Renewal Term; should Hydrozonix no longer have Preferential Rights, its business activities shall remain limited to its Field of Use; and

f.           it is in compliance and shall continue to comply with all state, federal and local laws, rules and regulations applicable to the operation of its business, except for any non-compliance that would not cause a material adverse effect on Hydrozonix’s business.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

12.           Security Interests.  To secure its obligations hereunder, the Manufacturer and the Licensee hereby assign and grant to Hydrozonix a continuing first priority security interest in each Unit to be manufactured for Hydrozonix and its component parts, no matter how raw or unfinished, specifically identified to each such Unit.  The Manufacturer and the Licensee hereby authorize Hydrozonix to execute UCC-1 Financing Statements on their behalves as debtors if the Manufacturer and the Licensee fail to execute and return the same within 10 days after Hydrozonix gives such documents to the Manufacturer and the Licensee for signature.  Such security interest shall extend to cover all additions to, substitutions, replacements, products and proceeds of each such secured Unit and its component parts, including, without limitation, proceeds of insurance policies insuring such property.  The Manufacturer and the Licensee further assign and grant to Hydrozonix a continuing first priority security interest in the assets described on attached Exhibit “H”.  (The Units to be manufactured for Hydrozonix and the assets listed on attached Exhibit “H” are hereinafter jointly referred to as the “Secured Property”.)  The security interest in the assets listed on Exhibit “H” shall terminate once the Manufacturer has Delivered to Hydrozonix eight (8) Units or the sub-license granted to Hydrozonix pursuant to Section 4.a. ceases to be exclusive.  Upon request of the Manufacturer or the Licensee prior to the Delivery of all of such eight (8) Units, Hydrozonix shall not unreasonably withhold consent to the release of the security interest in the assets listed on Exhibit “H”.  As long as this security interest remains in effect, the Manufacturer and the Licensee covenant and agree to:

a.           notify Hydrozonix at least thirty (30) days in advance of any change in either of their names or the names under which either conducts business, and any new addresses at which any Secured Property shall be situated;

b.           maintain insurance on the Secured Property and the operation of the Manufacturer’s business in adequate amounts and with reputable carriers;

c.           defend the Secured Property against claims and demands of all persons other than Hydrozonix and promptly pay all taxes when due thereon unless contested in good faith;

d.           prohibit and not sign or permit to be signed any financing statements or other documents creating or perfecting a lien upon or security interest in any of the Secured Property except in favor of Hydrozonix; and

e.           execute such financing statements and other documents (and pay the cost of filing and recording same in all public offices deemed necessary by Hydrozonix) and do such other acts as Hydrozonix may reasonably request to establish and maintain a valid and perfected first priority security interest in the Secured Property, free and clear of all other liens and claims.

Once the security interest is terminated, Hydrozonix shall pay for additional Units purchased pursuant to the payment terms in Section 5.b.

13.           Dispute Resolution.  For any disputes arising hereunder that cannot be resolved by negotiation, the parties shall try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (the “AAA”) before resorting to arbitration.  Any dispute that cannot be resolved by mediation within twenty (20) business days shall be finally resolved by binding arbitration under the AAA’s Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.  The arbitration will be conducted in West Palm Beach, Florida before three (3) arbitrators, named in accordance with such rules, who shall decide the dispute in accordance with the substantive law of Florida.  The parties further agree that the AAA Optional Rules for Emergency Measures of Protection shall apply to the proceedings.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

14.           Miscellaneous.

a.           Assignment.  This Agreement is not assignable in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld.  It is understood by the parties that any change of control of Hydrozonix will provide the Manufacturer and the Licensee with terms equal to those included in this Agreement.

b.           Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof (other than, as between the Manufacturer and the Licensee, the Technology License Agreement), and supersedes, integrates and merges all prior discussions, correspondence, negotiations, understandings or agreements among them relating thereto, including the non-binding Term Sheet among Hydrozonix, the Manufacturer and the Licensee (which is hereby terminated).  The parties each represent and warrant that there are no conditions, definitions, warranties, promises, agreements, understandings or representations, or remaining obligations, written or oral, with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement, or as the same may subsequently be amended in writing by mutual agreement duly executed by the parties hereto.

c.           Severability.  If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

d.           No Waiver.  No provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

e.           Governing Law.  This Agreement shall be governed by the laws of the State of Florida.

f.           Force Majeure.  In the event any party hereto is prevented or is otherwise unable to perform any of its obligations under this Agreement (other than an obligation to pay money or make a deposit into an escrow account) because of fire, flood, earthquake, explosion, war, strike, embargo, lockout, labor dispute, failure of public utilities, injunction, government requirements, inability to secure raw materials, acts or omissions of suppliers, or other events beyond the reasonable control of the party affected, the affected party shall give notice promptly to the other parties in writing and, thereupon, the affected party’s nonperformance shall be excused and the time for performance of this Agreement shall be extended for the period of delay or inability arising from such force majeure and an additional period reasonably necessary to recover from any such event.

g.           Amendment.  Except as otherwise provided herein, this Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by each of the parties.

h.           Joint Preparation. This Agreement has been prepared collectively by the parties and shall not be strictly construed against any party.

i.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.  Any facsimile or electronic .pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

j.           Notices and Authorized Representatives.  Any notice, report or statement to any party required or permitted under this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission with confirmation sent by registered or certified mail as above, or sent by overnight courier with receipt acknowledgment and confirmation by signature requested, directed to the targeted party at its mailing address set forth below, or to such other mailing address as the respective parties may from time to time designate by prior written notice in accordance with this paragraph:

Hydrozonix:	1000 Southern Boulevard, Suite 300
West Palm Beach, FL 33405
Authorized Representatives: Enrique Tomeu, Ben Turner, Ted Phillips, Sr., Ted Phillips, Jr.
Alternate Representative: Carlos M. Arruza, Jr.

with a copy to:	c/o: Phillips & Jordan
6621 Wilbanks Road
Knoxville, TN 37912
Attn: Ted Phillips, Sr. and Ted Phillips, Jr.

The Manufacturer:	3515 S.E. Lionel Terrace
Stuart, FL 34997
Authorized Representatives: Charles Vinick, Adrian Goldfarb
Alternate Representative: Mickey Donn

The Licensee:	3515 S.E. Lionel Terrace
Stuart, FL 34997
Authorized Representatives: Charles Vinick
Alternate Representative: Michael Hull

Any such notice, report or statement sent in accordance with such requirements shall be deemed to be given upon receipt.

k.           Captions.  Captions are inserted herein only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of this Agreement or the intent of any provision herein.

l.           Authorization.  Each party has obtained all requisite permits, approvals and authorizations pursuant to their respective charters, bylaws, operating agreements, shareholders’ agreements and the like in order to consummate the transaction herein contemplated, and delivered written evidence thereof to the other parties.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

m.           Disputes.  Disputes between the Manufacturer and the Licensee shall not affect this Agreement, and the Manufacturer and the Licensee shall severally indemnify Hydrozonix if such disputes directly result in any loss or damages for Hydrozonix.

n.           Indemnification.  Hydrozonix shall indemnify and hold harmless the Manufacturer and the Licensee from and against any and all damages, awards, losses, fines, penalties, costs, expenses, obligations and liabilities (including attorneys’ fees and costs) (“Losses”) resulting from (a) any operation of the Units or misuse, negligent use, neglect or alteration of any Unit or (b) the breach of any covenant or agreement made or to be performed by Hydrozonix pursuant to this Agreement.  Each of the Manufacturer and the Licensee, as applicable, severally shall indemnify and hold harmless Hydrozonix from and against any and all Losses resulting from the breach of any covenant or agreement made or to be performed by it pursuant to this Agreement.

o.           LIMITATIONS ON LIABILITY AND DAMAGES.  NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE MANUFACTURER OR THE LICENSEE OR ANY OF THEIR AFFILIATES OR RELATED PARTIES BE LIABLE TO HYDROZONIX, ITS AFFILIATES OR ITS CUSTOMERS FOR: (A) ANY MONETARY AMOUNT GREATER THAN THE TOTAL AMOUNT ACTUALLY RECEIVED BY THE MANUFACTURER OR THE LICENSEE, AS APPLICABLE, FROM  HYDROZONIX FOR THE SPECIFIC UNIT GIVING RISE TO THE CLAIM, DAMAGES OR LIABILITY; OR (B) ANY LOSS OR INJURIES TO EARNINGS, PROFITS, REPUTATION OR GOODWILL, BUSINESS DISRUPTION, OR FOR ANY LOST CUSTOMERS OR SALES, OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER.  THE FOREGOING LIMITATIONS SHALL APPLY WHETHER THE CLAIM OR BASIS FOR DAMAGES ARISES IN CONTRACT, TORT, STRICT LIABILITY, PRODUCTS LIABILITY OR OTHERWISE, AND SHALL APPLY EVEN IF THE MANUFACTURER OR THE LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[Signature Pages follow]

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned have caused their authorized representatives to execute this document as of the date first written above.

HYDROZONIX LLC

By:	/s/
Enrique A. Tomeu, President

ECOSPHERE TECHNOLOGIES, INC.

By:
Name:
Title:

ECOSPHERE ENERGY SERVICES, LLC

By:
Name:
Title:

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

EXHIBIT “A”

PERFORMANCE SPECIFICATIONS

OVERVIEW	FEATURES
Ecosphere’s new EF-60 unit is an advanced mobile water treatment system designed to treat 100% of the water required for clean energy production. The EF-60 allows energy producers completely to eliminate chemical biocides and scale-inhibitors, providing operators with a chemical-free method of managing raw and flowback water, produced fluids, and petroleum industry wastewaters.

The EF-60 is capable of processing variable flow rates between ██████████████████. Built for increased flexibility and to maximize utilization, the EF-60 can be used to pre-treat raw water needed for fracturing operations or for the post-treatment of flowback and produced waters at pond sites or fixed facilities.
• Completely Self-Contained 53’ Mobile Trailer
• On-Board 600 KW Diesel Generator
• 16’ Ozonix Cavitational Reactor (Advanced Oxidation)
• Integrated Hydrodynamic Mixing Manifold
• Flexible Flow Rates Rated for 0 - 70 Barrels / Min.
• Salinity Range Rated for 50 - 200,000 PPM
• On-Board Ozone Generator & Oxygen Concentrator
• Fully Automatic PLC Controls
• PID Loop & Data Logging Systems
• Operating Temperature Range: -20 Deg F to 120 Deg F
• Remote Monitoring Capabilities

EF-60 OPERATING SPECIFICATIONS

PERCENTAGE OF DESIGN RATE1	RATE EQUIVALENT FOR 2 X EF-60’S (BPM)	EQUIPMENT PERFORMANCE LIMITS
██████████ ███ MG/L3MMmmMG/L MG/L3
100%	███	████	███
67%	█	█████	███
50%	█	█████	███
33%	█	█████	████
20%	█	█████	████

1 The rate will be limited by the most challenging water property: ███████████.

2 ████ based on combined totals of █████████████ and █████████████

3 These estimations are based on ██████████████████

‘These estimations are based on ██████████████████████ units).
The table is based on ███ of field samples meeting the following standard: ███████████████████
██████████████████████████████

A-1

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

CONSTITUENT	UNIT OF MEASURE	████ ███	█████ █████	███████
Sulfate Reducing Bacteria	MPN/ml	█████████	██	█████████
Acid Producing Bacteria	MPN/ml	█████████	██	█████████
Hydrogen Sulfide	PPM	███	██	█
Diesel Range Organics (DRO)	PPM	█	██	█
Scale Inhibition (Carbonates, Sulfates, Sulfides)	PSI	█████	██	██

A-2

EXHIBIT “B”

ESCROW AGREEMENT

ESCROW AGREEMENT is made effective as of the __ day of March, 2011, by and among SunTrust Bank (“Escrow Agent” or “Bank”), Hydrozonix LLC (“Hydrozonix”), Ecosphere Technologies, Inc. (the “Manufacturer”) and Ecosphere Energy Services LLC (the “Licensee”) (collectively the “Parties”);

Recital:

The Parties hereto desire for the Escrow Agent to open an account (the “Escrow Account”) into which Hydrozonix will deposit funds to be held and disbursed by the Escrow Agent in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises herein, the parties hereto agree as follows:

1.         Terms and Conditions

1.1.                 The Parties hereby appoint the Bank as their Escrow Agent and the Bank hereby accepts its duties as provided herein.

1.2                  Hydrozonix shall from time to time remit funds to the Escrow Agent to be held by the Escrow Agent and invested and disbursed as provided in this Agreement.

1.3.                 Within two (2) business days of receipt of written instructions, signed by an authorized representative of each of the other parties hereto (a list of whom are provided in Exhibit 1), the Escrow Agent shall disburse funds as provided in such written instructions, but only to the extent that funds are collected and available.

2.         Provisions as to Escrow Agent

2.1.                 This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

2.2.                 The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, or of any person executing or depositing such subject matter.

2.3.                 This Agreement constitutes the entire agreement between the Escrow Agent and the other parties hereto in connection with the subject matter of this Escrow Account, and no other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

2.4.                 The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any party hereto or any other party interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited therewith unless such notice is explicitly provided for in this Agreement.

2.5.                 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports, to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Agreement and items amending the terms of the this Agreement.

2.6.                 The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the advice of such counsel.

2.7.                 In the event of any disagreement between any of the parties to this Agreement, or between any of them and any other party, resulting in adverse claims or demands being made in connection with the matters covered by Agreement, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any party for its failure or refusal to act, and the Escrow Agent shall be entitled to continue  to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested parties, and the Escrow Agent shall have been notified thereof in writing signed by all such parties.  Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of an agency of the United States or any political subdivision thereof, or of any agency of the State of Florida or of any political subdivision thereof, and the Escrow Agent is hereby authorized, in its sole discretion, to comply with and obey any such orders, judgments, decrees or levies.  The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

2.8.                 The Escrow Agent shall be indemnified and held harmless from anything which it may do or refrain from doing in connection herewith, or for any claims, demands or losses, or for any damages made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent’s willful misconduct or gross negligence.

2.9.                 In the event that any controversy should arise among the parties with respect to this Agreement or should the Escrow Agent resign and the parties fail to select another escrow agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

3.         Compensation of Escrow Agent

3.1.                 The Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of services under this Escrow Agreement (including reasonable fees and expenses of the Escrow Agent’s counsel).  Hydrozonix binds and obligates itself to pay to the Escrow Agent the compensation and reimbursement to which it is entitled.  The Escrow Agent’s fee is as provided in Exhibit 2 to this agreement.

4.         Miscellaneous

4.1.                 The Escrow Agent shall make no disbursement, investment or other use of funds until and unless it has collected funds.  The Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received or the Federal Reserve has given the Escrow Agent credit for the funds.

4.2.            The Escrow Account funds shall be invested as directed by Hydrozonix, who hereby directs the Escrow Agent to invest in any of the investments listed on Exhibit 3.  The investments made under this Agreement are to be made by the Escrow Agent, as directed, and the Escrow Agent shall not be liable to any Party for any loss incurred in connection with any such investment.  The Escrow Agent shall make its best effort to invest funds on a timely basis upon receipt of such funds.  However, the Escrow Agent shall not be liable for compensation to any Party relate to funds which are held uninvested or funds which are not invested timely.

4.3                 The Escrow Agent shall provide monthly reports of transactions and holding to the Parties as of the end of each month, at the address as provided by the Parties.  The Escrow Agent shall not be responsible for providing any IRS tax reporting or any other tax reporting, including any 1099 tax reporting related to this Agreement.

4.4.                 Any notice, request for consent, report, or any other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party specified or when placed in the United States mail, registered or certified, with return receipt requested, postage prepaid and addressed as follows:

If to the Escrow Agent:	SunTrust Bank _____________________________________ _____________________________________ _____________________________________ Fax #: ________________________________
If to Hydrozonix:	1000 Southern Boulevard, Suite 300 West Palm Beach, FL 33405 Fax #: 561 650-7330
If to the Manufacturer:	3515 S.E. Lionel Terrace Stuart, FL 34997 Fax #: 772 781-4778
If to the Licensee:	3515 S.E. Lionel Terrace Stuart, FL 34997 Fax #: 772 781-4778

Any Party may unilaterally designate a different address by giving notice of each change in the manner specified above to each other Party.

4.5.                 This Agreement is being made in and is intended to be construed according to the laws of the State of Florida.  It shall inure to and be binding upon the parties hereto and their respective successors, heirs and assigns.  All representations, covenants, and indemnifications contained in this Agreement shall survive the termination of this Agreement.

4.6.                 The terms of this Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the Parties hereto.

4.7.                 If any provision of this Agreement shall be held or deemed to be or shall in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

4.8.                 The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto.  Such resignation shall be effective not sooner than thirty (30) days after such written notice has been given.  The Escrow Agent shall have no responsibility for the appointment of a successor agent.  Unless otherwise provided in this Agreement, final termination of this Agreement shall occur on __________________________.

4.9.                 All titles and headings in this Agreement are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

4.10.                 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.

SunTrust Bank, as Escrow Agent

By:
Name:
Title:

Hydrozonix LLC

By:
Name:	Enrique Tomeu
Title:	Manager

Ecosphere Technologies, Inc.

By:
Name:
Title:

Ecosphere Energy Services LLC

By:
Name:
Title:

EXHIBIT 1

Certificate of Incumbency
(List of Authorized Representatives)

Client Name: ________________________________________________________________

As an Authorized Officer of the above referenced entity, I hereby certify that the each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer by:

By:	Date:
Title:

EXHIBIT 2

Schedule of Fees

See attached.

To: SunTrust Bank	Exhibit 3

I direct and authorize you to invest all temporary cash and the portion of my account(s) that is appropriate to maintain in cash or cash equivalents in a SunTrust Bank deposit option or Federated Funds money market fund, as follows:

Check One:

☐	SunTrust Institutional Money Market Deposit Option	☐	SunTrust Non-Interest Deposit Option*
☐	Federated Prime Obligations Fund (POIXX)	☐	Federated Treasury Obligations Fund – Institutional share class (TOIXX)
☐	Federated Tax Free Obligations Fund (TBIXX)	☐	Federated Treasury Obligations Fund – Institutional Capital share class (TOCXX)
☐	Federated Municipal Obligations (MOFXX)	☐	Federated Government Obligations Fund (GOIXX)
☐	Other:

I acknowledge and consent that:

1.
I understand that investments in the SunTrust Institutional Money Market Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest.  The Parties understand that deposits in the SunTrust Institutional Money Market Deposit Option are not secured.  Further, I understand that the SunTrust Institutional Money Market Deposit Option has monthly withdrawal/disbursement restrictions of a maximum of 6 per month and that should the maximum be reached in any one calendar month, the funds will be moved to a SunTrust Bank non-interest bearing deposit option until the beginning of the following month unless an alternate investment vehicle is selected for this purpose.

Alternate Investment Vehicle:

2.	I may view prospectuses and other Federated fund materials, including fee information, at http://www.federatedinvestors.com/sc?link=products&templ=moneyMarketSearch&ut=unregistered_webuser

3.
SunTrust Bank may receive compensation in exchange for services (“fees for services”) that it provides to various Federated money market mutual funds. These fees for services shall be in addition to, and will not reduce, SunTrust Bank’s compensation.  Such fees for services will not be paid directly by your account, but will be paid to SunTrust Bank by Federated. The compensation rate to be paid by Federated for such fees for services shall be 0.10% (10 basis points) annually of the total amount of the account assets invested in the Federated money market mutual fund.  If your assets are invested in the Institutional Capital Shares of Federated Treasury Obligations Fund, SunTrust Bank will receive additional fees for services paid by Federated Treasury Obligations Fund in an amount equal to 0.10% (10 basis points) annually of the total amount of the account assets invested in the Federated Treasury Obligation Fund’s Institutional Capital Shares. The fees for services are subject to change without notice.

4.	I understand no transaction charge will be imposed on the account(s) listed below with respect to that portion of the account(s) invested in Federated Funds;

5.
I understand that investment funds, except for the SunTrust Deposit options,  are not bank deposits and are not obligations of, or insured, endorsed or guaranteed by any SunTrust Bank or their affiliates, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.  I further understand that investment in any mutual fund involves some investment risk, including the possible loss of principal.

6.	I have full power to direct and authorize investments in account(s) identified below.

This direction and authorization shall continue in effect until revoked by written instruction delivered to the Bank.  Until a replacement fund is provided to the Bank all funds will be held in cash.

Date:
Account Name and Number:
X	X
Name (printed or typed)	Signature

*Beginning December 31, 2010 through December 31, 2012, deposits held in noninterest-bearing transaction accounts will be fully insured, regardless of the amount in the account.

ADDITIONAL REQUIRED DOCUMENTS

•	Corporate Resolution, Articles of Incorporation/Authorized Signers, Articles of Organization, Partnership Agreement, or similar document

•	W-9 Request for Taxpayer ID or W-8 Foreign Entity, as appropriate
To access the forms, click on the following link:
http://w-im.suntrust.com/risk_management/account_acceptance_package.htm

•	Wire Transfer Addendum
Click on the following link: http://cp.suntrust.com/poEforms/318214.doc

EXHIBIT “C”

FORM OF PURCHASE ORDER

PURCHASE ORDER

ECOSPHERE TECHNOLOGIES, INC.
[Street Address]
[Street Address]

Phone: ______________
Fax: ________________	P.O. #: ___________

DATE: ___________

Purchaser:	[Company Name] [Street Address] [City, State ZIP Code] [Telephone] Contact Name: [ ]	Delivery Location:	[Name] [Company Name] [Street Address] [City, State ZIP Code] [Telephone] Contact Name: [ ]

QTY	ITEM/SERIAL #	DESCRIPTION	LINE TOTAL
EF-60 Ozonix® unit

SUBTOTAL
SALES TAX
TOTAL
Send all payments and correspondence to:
_______________
_______________
_______________

This Purchase Order is subject to the terms and conditions of that certain Exclusive Product Purchase and Sub-License Agreement, dated March ____, 2011, among Hydrozonix, LLC, Ecosphere Technologies, Inc., and Ecosphere Energy Services, LLC, which agreement is incorporated herein by this reference.

Authorized by Date

C-1

EXHIBIT “C-2”

FORM OF VENDOR PURCHASE ORDER

VENDOR PURCHASE ORDER

[VENDOR]
[Street Address]
[Street Address]

Phone: ______________
Fax: ________________	P.O. #: ___________

DATE: ___________

Purchaser:	[Company Name] [Street Address] [City, State ZIP Code] [Telephone] Contact Name: [ ]	Delivery Location:	[Name] [Company Name] [Street Address] [City, State ZIP Code] [Telephone] Contact Name: [ ]

QTY	ITEM*	DESCRIPTION	LINE TOTAL

SUBTOTAL
SALES TAX
TOTAL

Send all payments and correspondence to:
_______________
_______________
_______________
*To be used for/in Hydrozonix Unit Serial No. ______________

Authorized by Date

C-2

EXHIBIT “D”

ACCEPTANCE CERTIFICATE

TO:	Ecosphere Technologies, Inc.

FROM:	Hydrozonix LLC

DATE:	________________________

Hydrozonix has been informed that Model EF-60 Ozonix units Nos. ____________ and ____________, having passed the Acceptance Procedures as set forth in that certain Exclusive Product Purchase and Sub-License Agreement dated March ___, 2011, are hereby accepted as purchased and delivered units under and subject to said contract.

Hydrozonix LLC

By:
Name:
Title:	Its Authorized Representative

D-1

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

EXHIBIT “E”

ACCEPTANCE PROCEDURES

A.           Manufacturer Location Testing Protocols (for all Units)
1. Diesel Generator
• █████
• ██████████
• ████████
2. Systems Start Up & Check:
• ██████
o ██████████

o ███████████████████
• ████████
o ██████████████████████████
o ███████████████████████████████████
• ████████
o █████
o █████████
• █████
o ██████████████████████████
o	███████████████████████████████████████████ █████████████████████
• █████
o ██████████████████████████████████████
o █████████████
• █████████
o ██████████████
o ███████████████████████████
   ██████████████
o █████
o █████████████
• █████████████████████
o ████████████████████
o ███████████████
• █████████████████
o ████████████████████████
• ██████████
o ███████████████████████████
o ███████████████████
o ████████████

E-1

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

3. Final Performance Checks & Quality Control Procedures:

• █████████████████████
o ███████████████████████████████
o █████████████
o ████████████
o ████████████████
o ███████████████████████████████
o ███████████████████████████
• ██████████████████
o ████████████████████████████████████████
o █████████████████████
• █████████████████████
• ███████████████

B.           Frac Site Testing Protocols (for first two Units):
Set Up Unit As Per Operational Plan
1.	███████████████████████████████████████████
███████████████████
• ███████████████████████████████
• ███████████████████████████████████
2.	████████████████████████████████████████████████████████ ████████████
3.	████████████████████████████████
4.	███████████████████████████████████████████████
5.	████████████████████████████████████████████s
6.	██████████████████████████
7.	███████████████████████████████████
a. ██████████████████
b. █████████████████████████
8.	Record the Operating Parameters & Results

E-2

EXHIBIT “F”

FORM OF DELIVERY INSTRUCTION

Delivery: F.O.B. at the Manufacturer’s Stuart, Florida manufacturing location [except, on the first two (2) Units, this shall be at the relevant frac site]

Recipient:  Hydrozonix, LLC

Items to be Delivered:

_____ EF-60 Ozonix® unit(s)
_____ copies of EF-60 Ozonix® Operations and Maintenance Manual

Domestic Delivery Address:  Manufacturer’s Stuart, Florida manufacturing facility [except with respect to the first two (2) units, which shall be at the relevant frac site]

Carrier [advised by Hydrozonix LLC]:
____________
____________
____________
Telephone:

F-1

EXHIBIT “G”

LICENSE AGREEMENT

(see attached)

TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement (this “Agreement”) is entered into as of July 15, 2009 (“Effective Date”) by and between Ecosphere Energy Services, LLC, a Delaware limited liability company (“Licensee”), and Ecosphere Technologies, Inc., a Delaware corporation (“Licensor”).

The parties hereby agree as follows:

Section 1.   Background

1.1
Licensor owns certain technologies related to processes known as Licensor’s Ozonix Process, EcosFrac Process and EcosBrine and the design and manufacturing of equipment and systems that use Licensor’s Ozonix Process, EcosFrac Process and/or EcosBrine.

1.2
Licensor wishes to grant to Licensee an exclusive license to market, sell, make, have made, use and maintain such technologies solely in a defined Field of Use in any part of the world, with the right to sublicense, and the other rights specified herein, and Licensee wishes to obtain such a license, solely upon and subject to the terms and conditions hereof.

Section 2.   Definitions

As used in this Agreement, the terms set forth in this Section 2 shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any Entity in whatever country organized that controls, is controlled by or is under common control with such Person.  The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an Entity, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Assignment Agreements” means the agreements assigning ownership of the Patents and other Licensed Technology from the inventors and/or prior owners to Licensor.

“Bankruptcy Code” is defined in Section 13.15.

“BCG” means Bledsoe Capital Group, LLC, a Montana  limited liability company.

“Cash Fee” is defined in Section 4.1.

“Confidential Information” means all information furnished to Licensee or its Representatives (as defined below) in connection with this Agreement by Licensor or any of its Representatives.  The term “Representatives” means, as to any Person, such Person’s Affiliates and its and their respective directors, managers, members, officers, employees, advisors, agents, or representatives.  The term “Confidential Information” does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by Licensee or its Representatives), (ii) was or becomes available to Licensee on a non-confidential basis from a Person (other than BCG or any of its Representatives) not known or reasonably suspected by Licensee to be bound by a confidentiality agreement with Licensor or its Representatives, or (iii) has been or becomes independently developed by Licensee or on its behalf without violating its obligations under this Agreement, but only if Licensee is not an Affiliate of Licensor.

“Contributed Debt” means (a) the Credit Agreement dated April 14, 2009, originally by and between BCG, EES Sub and Licensor and (b) the related Secured Note dated April 14, 2009, originally by and between BCG and EES Sub, which such Credit Agreement and Secured Note were contributed by BCG to CWP.

“Copyrights” means the copyright in any work of authorship or other work included in the Licensed Technology.

“CWP” means Clean Water Partners, LLC, a Delaware limited liability company.

“Docket” means Licensor’s, or its agents’, list or other means of tracking information related to the prosecution or maintenance of the Patents throughout the world, including information related to deadlines, payments, and filings, which is current as of the Effective Date.

“EcosBrine” means the Licensor proprietary process of using a high chloride water to be blended at the frac site for recurrent use to reduce completion costs.

“EcosFrac Process” means the Licensor proprietary advanced oxidation process that removes organic compounds, cations, and bacteria from fluids.

“EES Sub” means EES Operating, LLC, a Delaware limited liability company (as successor by conversion to Ecosphere Energy Services, Inc., a Florida corporation).

“Effective Date” is defined in the preamble.

“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

“Field of Use” means the field of treating any product, waste, by-product or other items (including, without limitation, produced waters, frac flowback waters and various industrial waste waters) generated during the exploration, production, refining and distribution of energy from natural resources (including, without limitation, oil, natural gas, hydrocarbons, coal, coal bed methane, tar sands and any other natural resource) that now are, or that in the future may be determined to be, capable of remediation by the Ozonix Process, EcosFrac Process or EcosBrine.

“Geographic Area” means any area of the world.

“Licensed Products” means:

(a)	any and all equipment, systems, and products that may now or hereafter use the Ozonix Process, EcosFrac Process or EcosBrine;

(b)	all parts, components and subassemblies of the equipment, systems or products described in clause (a) of this subsection;

(c)
all equipment and goods that are or may be used in connection with or ancillary to the design, manufacture, testing, use, sale, maintenance or repair of the equipment, systems or products described in clause (a) of this subsection; and

(d)	all modifications and enhancements to any of the foregoing equipment, systems or products or other items described in clause (a), (b) or (c) of this subsection.

“Licensed Technology” means all intellectual property, trade secrets, Trademarks, know-how, designs, processes, software, works of authorship, copyrightable works, mask works, data, discoveries, inventions and improvements, whether patentable or not, technology, information and documentation now owned or hereafter owned by Licensor, together with all improvements, enhancements, derivative works and modifications hereafter developed or acquired and owned, by Licensor, related to the Ozonix Process, EcosFrac Process or EcosBrine or to the testing, use, sale, maintenance, repair, design or manufacture of any Licensed Products, or the use of any of the Ozonix Process, the EcosFrac Process or the EcosBrine.  Licensed Technology may be recorded or fixed in written or other form and includes, but is not limited to, the following to the extent they are now or hereafter owned by Licensor:

(a)	The Patents;

(b)	All U.S. or foreign copyrights or mask work rights now owned or hereafter created or owned by Licensor and related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(c)
Source code and object code for all software owned or hereafter created or owned by Licensor related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products, together with all flow charts, development notes and other documentation pertaining to such source code;

(d)	All specifications related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(e)	All designs and engineering drawings related to the Ozonix Process, EcosFrac Process and EcosBrine or any Licensed Products;

(f)	Recommendations and information as to sources of materials and components for any of the Licensed Products, including current vendors;

(g)
A list of any special tools necessary to test, manufacture, use, maintain or repair any of the Licensed Products and parts for any of the Licensed Products, and locations and sources of, and manufacturing drawings for, such tools;

(h)	All production, testing, installation, operation, service and quality control documentation related to any of the Licensed Products;

(i)	Any rights or licenses granted by any Person to Licensor related to the Ozonix Process, EcosFrac Process or EcosBrine or any Licensed Products;

(j)	Any and all designs that embody, use, or implement any Licensed Technology; and

(k)
Any other technical information related to the Ozonix Process, EcosFrac Process or EcosBrine or any of the Licensed Products which is owned by Licensor and is reasonably required by Licensee to manufacture, use, sell, import, export, test or maintain any of the Licensed Products and parts for any of the Licensed Products whether or not such technical information is considered proprietary to Licensor.

“Licensed Works” means all works of authorship, copyrightable works, and mask works included in the Licensed Technology.

“License Fee” is defined in Section 4.1.

“Licensor” is defined in the preamble.

“Licensee” is defined in the preamble.

“Ozonix Process” means the Licensor’s proprietary advanced oxidation process that combines ozone generation and ultrasound technology in a pressure compensated reaction tank to treat product, waste, by-product or other items capable of remediation.

“Patents” means all U.S. and foreign patents and patent applications owned or hereafter owned by Licensor and related to any of the Ozonix Process, EcosFrac Process or EcosBrine or any Licensed Products, including, without limitation, (i) each of the provisional patent applications, patent applications and patents listed on Exhibits A and B (as such lists may be updated during the term hereof); (ii) all patents or patent applications to which any of the foregoing claim priority; (iii) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; (iv) foreign counterparts to any of the foregoing, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants, and (v) any of the foregoing in (ii)-(iv) whether or not expressly listed in Exhibit A or B and whether or not abandoned, rejected, or the like.

“Person” means any individual or Entity.

“Representative” is defined in the definition of Confidential Information.

 “Trademark” means any trademark or service mark or mark subject to an application for registration, owned by Licensor and used in connection with the Ozonix, EcosBrine, or EcosFrac processes, but excludes any domain names.

Section 3.   Grant of Exclusive Licenses and Assignment of Rights

3.1
Patent License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable license in the Geographic Area of all rights of any kind conferred by the Patents, including, without limitation, the rights of any kind to, or conferred by, the Patents to, solely within the Field of Use, (a) use or otherwise practice any art, methods, processes, and procedures covered by the Patents, (b) make or have made, use, offer to sell, sell, import, and otherwise distribute or dispose of any inventions, discoveries, products, services, or technologies covered by the Patents, (c) otherwise exploit any rights granted in the Patents and/or any invention or discovery described in the Patents, and (d) exclude other Persons from exercising any of such rights.

3.2
Copyright License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable license in the Geographic Area, under any U.S. and foreign copyrights or mask work rights in or related to any Licensed Works, to, solely within the Field of Use, (a) exercise all rights of any kind conferred under any U.S. or foreign copyrights or mask work rights with respect to the Licensed Works, (b) use, copy, reproduce, adapt, enhance, modify, display, perform, make derivative works, and distribute the Licensed Works and derivative works based on the Licensed Works, (c), make or have made, use, offer to sell, sell, import, export, design, test, maintain and repair Licensed Products, (d) perform services, (e) otherwise exploit any rights in the Licensed Works, and (f) exclude other Persons from exercising any such rights.

3.3
Technology License.  Except with respect to Trademarks, Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, transferable (to the extent expressly permitted herein), sublicensable  license in the Geographic Area, under any rights in Licensed Technology not licensed to Licensee in Sections 3.1 and 3.2 above, to, solely within the Field of Use, (a) exercise all rights of any kind in or related to such Licensed Technology, (b) use and otherwise exploit such Licensed Technology, (c) make or have made, use, offer to sell, sell, import, export, design, test, maintain and repair Licensed Products, (d) perform services, (e) enforce any rights in such Licensed Technology, and (f) exclude other Persons from exercising any rights in such Licensed Technology.

3.4
Trademark License.  Licensor hereby grants to Licensee the exclusive (including with respect to Licensor), perpetual, irrevocable, license in the Geographic Area to use the Trademarks solely on or in connection with goods and services within the Field of Use.  Any and all uses of any of the Trademarks by Licensee in the Field of Use shall inure solely to the benefit of Licensor.  The goods and services on or in connection with which any of the Trademarks are used shall substantially meet or exceed the quality of the corresponding goods and services provided by Licensor prior to the date hereof.

Licensee shall provide such specimens of its use of the Trademarks as are reasonably requested by Licensor from time to time.  Licensee may not file any application for any registration of a mark or for any domain name which consists in whole or in part of any of the Trademarks in its own name or in the name of any Affiliate (other than Licensor), and may not and shall not allow any Affiliate (other than Licensor) file any application for any registration of any mark or domain name which includes or is confusingly similar to any of the following terms: Ecosphere, Ecosphere Technologies, EcosBrine, EcosFrac, and/or Ozonix.

3.5
Sublicenses.  The licenses granted to Licensee in Sections 3.1, 3.2 and 3.3 hereof shall include the right to grant and authorize sublicenses. Licensee shall not grant rights greater than those granted to Licensee under this Agreement.  No later than twenty (20) days prior to the execution of any sublicense agreement, Licensee shall provide Licensor with prior written notice of such proposed execution along with a copy of all definitive documentation related to the sublicense, including, without limitation, an execution version of the sublicense agreement. Any sublicense agreement shall (a) be no less favorable to Licensee than this Agreement is to Licensor, (b) contain confidentiality obligations, limits of liability, and indemnity provisions in favor of Licensor that are binding on the sublicensee and (c) contain a provision making the Licensor a third party beneficiary to such sublicense.  No sublicense granted to any Person pursuant to the terms of this Agreement shall be terminable as a result of the termination of this Agreement, unless expressly set forth in such sublicense.

3.6
Improvements. Each party shall promptly advise the other of all material improvements, enhancements, derivative works and modifications in the Licensed Technology hereafter developed or owned by it, which were developed or acquired which can be reasonably foreseen to be usable in the Field of Use and which shall be added to the subject matter of this Agreement for no additional consideration.  Each party shall deliver all such updating information to the other at least once per calendar quarter on the first business day of each calendar quarter so long as this Agreement is in effect.  Each party shall be the sole owner of any and all improvements, enhancements, derivative works, and modifications to any Licensed Technology made by it.  Provided, however, that Licensee may not file any patent application or obtain any patent outside the Field of Use.

3.7
Initial Training and Technical Assistance.  Licensor shall train, instruct and advise up to five (5) Licensee employees, sublicensees and independent contractors designated by Licensee in all aspects of the operation and final testing of the Licensed Products.  This training (a) shall commence on August 1, 2009, (b) shall proceed in good faith at a reasonable pace to completion, (c) may be conducted individually or collectively, (d) shall be conducted at Licensor’s facility located in Stuart, Florida and (e) shall be at Licensor’s sole cost and expense, not including food, lodging or transportation.  Licensor shall complete such training prior to October 31, 2009.  Additional training sessions, if necessary, shall be held each calendar quarter, under the same conditions, with respect to updates supplied pursuant to Section 3.6.

3.8
Proprietary Rights Notices.  Any products made, sold or used by Licensee shall carry intellectual property rights notices relating to the existence and ownership of the Patents, the Licensed Technology and this License in the forms specified under U.S. law.

3.9
Nature of Exclusive Licenses.  Nothing contained in this Agreement or any sublicense hereunder shall limit Licensor with respect to the ownership of the Patents, Licensed Works, Licensed Technology, Trademarks and the Licensed Products or their use outside the Field of Use.

Section 4.   Payment and Deliverables

4.1
Payment.  Licensee shall pay to Licensor a license fee (the “License Fee”) in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) payable on the Effective Date as follows:  (a) a $1,500,000 cash payment from Licensee to Licensor (the “Cash Fee”) and (b) the termination by Licensee of all of Licensor’s obligations in respect of the Contributed Debt.

4.2
Nondivision.  No Person will anticipate, alienate, hypothecate, divide, pledge, exchange, encumber, or charge any right to payment (if any) under this Agreement, and any attempt to anticipate, alienate, hypothecate, divide, pledge, exchange, encumber, or charge any right to payment under this Agreement will be void.  No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefit (if any such benefit arises).

4.3
Deliverables. Within sixty (60) days of the Effective Date, and from time to time thereafter, Licensor shall deliver to Licensee those elements set forth in clauses (c) through (k) of the definition of the Licensed Technology.

Section 5.   Further Cooperation

5.1
Further Cooperation.  At the reasonable request of Licensee, Licensor will execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including, without limitation, execution, acknowledgment and recordation of other such papers, and using reasonable efforts to obtain the same from the respective inventors, to the extent necessary for fully conveying unto Licensee the benefit of the transactions contemplated hereby, including, without limitation, providing and assisting in obtaining execution of any assignments, confirmations, powers of attorney, inventor declarations, and other documents that Licensee may request for prosecuting, maintaining, filing, obtaining issuance of, registering, enforcing, defending, or bringing any proceeding related to the Patents or other Licensed Technology to the extent expressly permitted herein.  To the extent any attorney-client privilege or the attorney work-product doctrine applies to any portion of the prosecution history files, Licensor will ensure that, if any such portion of the prosecution history file remains under Licensor’s possession or control after the Effective Date, it is not disclosed to any third party unless (a) disclosure is ordered by a court of competent jurisdiction, after all appropriate appeals to prevent disclosure have been exhausted, and (b) Licensor gives Licensee prompt notice upon learning that any third party sought or intended to seek a court order requiring the disclosure of any such portion of the prosecution history file.

Section 6.   Filing, Prosecution and Maintenance of Patent Rights and Other Licensed Technology

6.1
Licensor Obligations.  Licensor shall have the right to prepare, file, prosecute, maintain and defend each of the Patents. Licensor shall have the right to maintain and defend the Licensed Technology other than the Patents.  Licensor shall consult with Licensee on such matters from time to time on Licensee’s reasonable request.

6.2
Copies of Prosecution Documents.  Licensor shall, upon Licensee’s reasonable request, provide Licensee with a copy of documents received, filed or to be filed by Licensor pertaining to the filing, prosecution, maintenance or defense of Patents, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such patent application.

6.3
Prosecution by Licensee.  If Licensor fails to prepare, file, prosecute, maintain or defend any of the Patents or other Licensed Technology, then Licensee shall have the right, but no obligation, to prepare, file, prosecute, maintain and defend the Patents and other Licensed Technology, solely within the Field of Use.  Licensee may exercise such right by giving written notice to Licensor.  Following the exercise of such right by Licensee, the conduct of the preparation, filing, prosecution, maintenance, and defense of that particular patent or patent application or item of the Licensed Technology will be under Licensee’s exclusive control and discretion.  Following Licensee’s election to exercise such rights, Licensee is authorized to execute and record, on Licensor’s behalf, any document submitted to the USPTO or other governmental patent office that pertains to filing, prosecution, maintenance, or defense of that particular patent or patent application, including, without limitation, statements under 37 C.F.R. § 3.73(b), consents to reissue applications, and declarations.  Licensee will consult with Licensor on such matters from time to time on Licensor’s reasonable request.

Section 7.   Enforcement of Patents and Other Licensed Technology.

7.1
Enforcement by Licensee Within the Field of Use. Licensee shall have the right, but not the obligation, to enforce the Patents and other intellectual property rights in the Licensed Technology solely within the Field of Use, at Licensee’s sole expense.  Licensee shall retain all recoveries, via award or settlement, associated with any such actions.  On Licensor’s written request, Licensee shall consult with and keep Licensor advised of Licensee’s strategies, plans, progress and results of any such enforcement action.

7.2
Enforcement by Licensor Within the Field of Use.  If Licensee fails to enforce any of the Patents or other intellectual property rights in the Licensed Technology within the Field of Use and if Licensor shall desire to institute and prosecute any action with respect to the infringement of the Patents or other Licensed Technology within the Field of Use, Licensor shall give written notice of its desire to do so to Licensee.  If, within 30 days of receipt of such notice, Licensee advises Licensor of its intent to enforce the Patents and other Licensed Technology within the Field of Use or fails to do so with diligence, then Licensee shall retain the rights set forth in Section 7.1 and shall be entitled to initiate, prosecute and control any such case, but if Licensee fails to so advise Licensor in writing within such 30 day period, then Licensor shall have the right, but not the obligation, to institute, prosecute and control any case, action or proceeding with respect to infringement of the Patents and other Licensed Technology within the Field of Use, using counsel of its choice, including any declaratory judgment action arising from such infringement.  Licensor may exercise such right by giving written notice to Licensee.  Licensor shall retain all recoveries, via award or settlement, associated with any such actions prosecuted by it pursuant to this Section 7.2.  On Licensee’s written request, Licensor shall consult with and keep Licensee advised of Licensor’s strategies, plans, progress and results of any such enforcement action.

7.3
Enforcement by Licensor Outside the Field of Use.  Licensor shall have the right, but not the obligation, to enforce the Patents and other intellectual property rights in the Licensed Technology solely outside the Field of Use, at Licensor’s expense.  On Licensee’s written request, Licensor shall consult with and keep Licensee advised of Licensor’s strategies, plans, progress and results of any such enforcement action.

7.4
Enforcement by Licensee Outside the Field of Use.  If Licensor fails to enforce any of the Patents or other intellectual property rights in the Licensed Technology outside the Field of Use, then Licensee shall have the right, but not the obligation, to institute, prosecute and control any case, action or proceeding with respect to infringement of the Patents and other Licensed Technology outside the Field of Use, using counsel of its choice, including any declaratory judgment action arising from such infringement.  Licensee may exercise such right by giving written notice to Licensor.  On Licensor’s written request, Licensee shall consult with and keep Licensor advised of Licensee’s strategies, plans, progress and results of any such enforcement action.

7.5
Cooperation in Litigation.  Following the exercise by Licensee of the rights set forth in Section 7.1 or 7.4, Licensee shall have the right to bring any such action or proceeding to enforce claims under the Patents and other Licensed Technology in its own name, without naming Licensor as a party thereto.  However, if necessary or desirable in Licensee’s sole discretion, Licensee may name Licensor as a party in any such action or proceeding to enforce the Patents or other Licensed Technology and, in the event of any enforcement action within the Field of Use by Licensee, if requested by Licensee, Licensor agrees to join the action as a party plaintiff.  Following the exercise by Licensor of the rights set forth in Section 7.2 or 7.3, Licensor shall have the right to bring any action or proceeding to enforce claims under the Patents and other Licensed Technology in its own name, without naming Licensee as a party thereto.  However, if necessary or desirable in Licensor’s sole discretion, Licensor may name Licensee as a party in any such action or proceeding to enforce the Patents or other Licensed Technology and, in the event of any such enforcement action within the Field of Use by Licensor, if requested by Licensor, Licensee agrees to join the action as a party plaintiff.  Each party shall reasonably cooperate in the enforcement of any of the Patents or other Licensed Technology, including executing such documents as may be reasonably necessary.  Each party shall execute all papers or perform any other acts or provide any assistance, at the other’s expense, toward pursuing such action, as reasonably required by the party bringing such action or proceeding.  Each party agrees to use reasonable efforts to make its personnel reasonably available to cooperate, at the other party’s expense, toward pursuing such action.

Section 8.   Confidential Information

8.1
Confidentiality.  Licensee and its Representatives will keep the Confidential Information confidential and (except as required by applicable law, regulation or legal process, and only after compliance with Section 8.2 below) will not, without Licensor’s prior written consent, disclose any Confidential Information to any Person, except that Confidential Information (or portions thereof) may be disclosed to (A) Licensee’s Representatives who have a need to know such information (it being understood that prior to such disclosure Licensee’s Representatives will be informed of the confidential nature of the Confidential Information) and (B) customers, potential customers, sub-licensees, potential sub-licensees, and financing and investment sources of the Licensee (it being understood that (i) prior to such disclosure Licensee shall obtain an agreement from such Persons that is at least as protective of the Confidential Information as the provisions of this Section 8 and Section 13.5, and (ii) such disclosure shall be only to those Persons who have a need to know such information and only to the extent necessary).

8.2
Disclosure.  In the event that Licensee is requested or required to disclose all or any part of the Confidential Information pursuant to any applicable law, regulation of legal process, including pursuant to a subpoena or order issued by a court of competent jurisdiction or a federal, state or local governmental or regulatory body or pursuant to a civil investigative demand or similar judicial process, Licensee will (i) notify Licensor promptly of the existence, terms and circumstances surrounding such request or requirement so that Licensor may seek to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such information, (ii) consult with Licensor on the advisability of taking legally available steps to resist or narrow such request or requirement, and (iii) if disclosure of any such information is required, disclose only that portion of the information which, upon advice of Licensee’s legal counsel, Licensee is legally required to disclose.

Section 9.   Representations and Warranties of Licensor

Licensor represents and warrants to Licensee as of the Effective Date:

9.1
Authority.  Licensor is a company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation.  Licensor has the full power and authority and has obtained all third party consents, approvals, and/or authorizations required to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment to Licensee of all causes of action with respect to the Patents.

9.2
Due Authorization.  Licensor is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The individuals executing this Agreement on behalf of such Licensor Party have been duly authorized to do so by all requisite corporation action by such Licensor Party.

9.3
Binding Agreement.  This Agreement is a legal and valid obligation binding upon Licensor, and enforceable against Licensor, in accordance with its terms.  The execution, delivery and performance of this Agreement by Licensor does not conflict with the articles of organization or bylaws of Licensor or with any agreement, instrument or understanding to which Licensor is a party, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

9.4
Title and Contest.  Licensor owns all right, title and interest (subject to 35 U.S.C. § 202) to each right conferred under this Agreement with respect to the Patents.  Licensor has obtained and properly recorded previously executed assignments for the Patents as necessary to record its rights and title therein in accordance with governing law and regulation in each jurisdiction.  Each right conferred under this Agreement with respect to the Patents is free and clear of all liens, mortgages, security interests, and restrictions on transfer.  To Licensor’s knowledge, there are no actions, suits, investigations, claims, or proceedings threatened, pending or in progress relating in any way to the Licensed Technology or to any right conferred under this Agreement.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to or in any Person (other than customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor) to acquire any Patents or any portion of the Licensed Technology.

9.5
Existing Licenses and Restrictions on Rights.  No license under the Patents has been granted by Licensor, any prior owner, or inventors.  No prior owner or any inventor owns  any rights or interest in the Patents or the related causes of action.  Licensee will not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of any Patents or the related causes of action as a result of the transactions contemplated in this Agreement or any prior transaction related to the Patents.

9.6
Validity and Enforceability.  None of the Patents has been found invalid, unpatentable, or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, with the exception of publicly available documents in the applicable patent office recorded with respect to the Patents, and with such exception, Licensor does not know, has not received any notice or claim from any source suggesting that, the Patents are invalid, unpatentable, or unenforceable, nor does Licensor have any knowledge of any facts that render the Patents invalid, unpatentable or unenforceable.  To the extent “small entity” fees were paid to the United States Patent and Trademark Office for any of the Patents, such reduced fees were then appropriate because the payor qualified to pay “small entity” fees at the time of such payment and specifically had not licensed rights in the any of the Patents to an entity that was not a “small entity.”

9.7
Conduct.  To its knowledge, Licensor and its representatives have not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or materially hinder its enforcement, including, without limitation, misrepresenting Licensor’s patent rights to a standard-setting organization.  To Licensor’s knowledge, there is no obligation imposed by a standards-setting organization on Licensee to license any of the Patents on particular terms or conditions.

9.8	Enforcement. Licensor has not (a) put a third party on notice of actual or potential infringement of any of the Patents or (b) initiated enforcement action(s) with respect to any of the Patents.

9.9	Patent Office Proceedings. None of the Patents has been or is currently involved in any reexamination, reissue, or interference proceeding, and no such proceedings are pending or threatened.

9.10	Fees. All maintenance fees, annuities and the like due or payable on each of the Patents have been timely paid.

9.11
Good Title, Free of Rights of Others.  The Licensor reasonably believes that it owns all Licensed Technology, free and clear of all security interests, liens, encumbrances, restrictions, licenses, rights and claims of any Person. Licensor has all rights, title and interest in and to the material Licensed Technology necessary to grant the rights and licenses set forth in this Agreement, and to perform Licensor’s obligations under this Agreement, and has no reason to believe otherwise.

9.12
Inventors and Other Creators.  The Licensed Technology was created, conceived, invented and developed solely by individuals who were employees of Licensor at the time that they created, conceived, invented and developed the Licensed Technology.  Each Person who participated in the creation, conception, invention or development of any Licensed Technology has assigned by written agreement or by operation of law to Licensor all copyrights, patent rights, and other intellectual property rights in the Licensed Technology.  Attached hereto as Exhibit C is a copy of each such assignment from each such Person.

9.13
Existing Licenses.  To Licensor’s knowledge, no Person, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, has a copy, or the right to acquire or discover a copy, or any right under, or any right to use all or any part of any of the Licensed Technology or any earlier version of any Licensed Technology.  No licenses or rights of any kind have been granted by Licensor to any Person, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, pertaining to all or any part of the Licensed Technology.  There are no outstanding options, licenses or agreements of any kind relating to the Licensed Technology, or to the manufacture, use or sale of Licensed Products or their improvements, except for customers or potential customers under contracts, agreements, commitments, bids, offers or rights to which a EES Sub is a party or to which EES Sub will be a party upon transfer from Licensor, pertaining to all or any part of the Licensed Technology.

9.14
No Infringement.  To its knowledge, the Licensed Technology, and the use thereof, does not infringe, misappropriate or otherwise violate any patent, copyright, mask work right, trademark right, trade dress right, trade secret right, or other intellectual property right of any Person.  To its knowledge, the manufacture, use, sale, export and import of any of the Licensed Products do not infringe or misappropriate any intellectual property rights of any Person.

9.15
No Violation of Obligations of Licensor.  The licenses granted by the Licensor in this Agreement, and the other obligations of Licensor under this Agreement do not constitute a breach of, default under or other violation of any agreement, contract or obligation of Licensor.

9.16	Trade Secrets. Licensor has taken reasonable measures to protect the secrecy of any material trade secrets included in the Licensed Technology.

9.17
Software Warranty.  Licensor warrants to Licensee that the software that is included in the Licensed Technology shall:  (a) perform generally in accordance with the documentation that Licensor has provided with such software; and (b) perform generally in accordance with industry standards of reliability.

Section 10.   Representations and Warranties of Licensee

Licensee makes each of the following representations and warranties to Licensor as of the Effective Date:

10.1	Authority. Licensee is duly organized and validly existing under the laws of Delaware and has full power and authority to enter into this Agreement and to carry out the provisions hereof.

10.2
Due Authorization.  Licensee is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.  The individual executing this Agreement on Licensee’s behalf has been duly authorized to do so by all requisite limited liability company action.

10.3
Binding Agreement.  This Agreement is a legal and valid obligation binding upon Licensee, and enforceable against Licensee, in accordance with its terms.  The execution, delivery and performance of this Agreement by Licensee does not conflict with the articles of organization or operating agreement of Licensee or with any material agreement, instrument or understanding to which Licensee is a party, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

Section 11.   Indemnification

11.1
Licensor shall, at its own expense, defend, indemnify, and hold harmless and respond to any third party claim and defend any suit or proceeding brought against Licensee or Licensee’s sublicensees or customers, which claim, suit or proceeding is based on any allegation that the use of the Licensed Technology, or the manufacture, use or sale of any of the Licensed Products, constitutes (a) infringement of any patent or any copyright under the laws of the U.S., or (b) misappropriation or wrongful use of any trade secret.  Licensor’s obligations under this Section 11.1 shall be conditioned on the following: any purported indemnitee must notify Licensor promptly of any such claim, suit or proceeding and shall give Licensor such information and assistance, at Licensor’s expense and at no out-of-pocket cost (other than delivery or telecommunications costs) to Licensee, as may be reasonably necessary to enable Licensor to respond to any such claim and to defend any such suit or proceeding, and Licensor shall have sole control over the defense and/or settlement of any such suit or proceeding.  Licensor shall at all times keep Licensee advised, on a current basis, of the state of any such claim, suit or proceeding and Licensor’s actions with respect to the same.  Licensee shall have the right to participate in the defense of any such claim, suit or proceeding at its own expense and its own counsel.  Notwithstanding anything to the contrary, Licensor shall have no obligations under this Section 11.1 with respect to any claim, suit or proceeding which results from (a) the combination or use of the Licensed Technology or a Licensed Product with any other goods or services not provided by Licensor, (b) the use of the Licensed Technology or a Licensed Product in a manner not expressly allowed under this Agreement, or (c) the use of a prior version of the Licensed Technology or a Licensed Product if an updated version has been made available by Licensor and the use of the updated version would have avoided such infringement or misappropriation.

11.2
Licensee shall, at its own expense, defend, indemnify, and hold harmless and respond to any third party claim and defend any suit or proceeding brought against Licensor or Licensor’s customers, which claim, suit or proceeding is based on any allegation arising out of or relating to any Licensed Products or the use of any Licensed Technology by Licensee or its customers or sublicensees, except with respect to third party claims, suits or proceedings for which Licensor has a duty of indemnification as expressly set forth in Section 11.1.  Licensee’s obligations under this Section 11.2 shall be conditioned on the following: any purported indemnitee must notify Licensee promptly of any such claim, suit or proceeding and shall give Licensee such information and assistance, at Licensee’s expense and at no out-of-pocket cost (other than delivery or telecommunications costs) to such indemnitee, as may be reasonably necessary to enable Licensee to respond to any such claim and to defend any such suit or proceeding, and Licensee shall have sole control over the defense and/or settlement of any such suit or proceeding.  Licensee shall at all times keep Licensor advised, on a current basis, of the state of any such claim, suit or proceeding and Licensee’s actions with respect to the same.  Licensor shall have the right to participate in the defense of any such claim, suit or proceeding at its own expense and its own counsel.  Notwithstanding anything to the contrary, Licensee shall have no obligations under this Section 11.2 with respect to any claim, suit or proceeding for which Licensor has a duty of indemnification as expressly set forth in Section 11.1

11.3
In the event an indemnifying party fails to respond to any such claim or to defend any such suit or proceeding brought against an indemnitee, or an indemnifying party notifies an indemnitee that the indemnifying party is unable to do so, indemnitee may, but shall not be obligated to, respond to the claim or defend or assume the defense of the suit or proceeding, in which event indemnitee is hereby authorized, upon giving prior notice to the indemnifying party, to proceed, if it so elects, in the indemnifying party’s name and/or in its own name or the name(s) of its sublicensees or customer(s).

Section 12.   Non-Assertion of Rights

Licensor shall not assert any Patents, copyright, trade secret rights or other intellectual property rights relating to the Licensed Technology against Licensee or Licensee’s sublicensees or customers relating to the manufacture, use or sale of the Licensed Products or with respect to the use of the Licensed Technology by Licensee or Licensee’s sublicensees or customers as allowed by the terms of this Agreement.  Licensee shall not assert any patents nor any copyright, trade secret rights or other intellectual property rights relating to the Licensed Technology against Licensor or Licensor’s sublicensees or customers relating to the manufacture, use or sale of any goods or services or with respect to the use of the Licensed Technology by Licensor or Licensor’s sublicensees or customers outside of  the Field of Use as allowed by the terms of this Agreement.  In no event whatsoever may Licensee contest, challenge or attack the validity, enforceability, scope, and Licensor’s ownership of the Patents, Copyrights, Trademarks, and Licensed Technology.

Section 13.   Miscellaneous

13.1
Relationship of Parties.  The parties hereto are independent contractors.  Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties.  Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

13.2
Successors.  The terms and conditions of this Agreement will be binding on and inure to the benefit of the parties, their successors, assigns and other legal representatives.  This Agreement may not be assigned by either party nor may either party delegate any of its obligations hereunder without the written consent of the other party.

13.3	Term and Termination. The term of this Agreement will commence on the Effective Date and shall continue indefinitely.

13.4
Governing Law.  This Agreement and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions.

13.5
Remedies.  The parties acknowledge and agree that monetary damages would be an inadequate remedy in the event of any breach or threatened breach of any of the provisions hereof by any parties hereto, and that in such event, each of the parties hereto shall be entitled to an order for specific performance, injunctive relief or other appropriate equitable remedy in any court of competent jurisdiction and without the necessity of post any bond or other security.

13.6
Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

13.7
Waiver.  Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision in this Agreement or any other agreement that may be in place between the parties.

13.8
Miscellaneous.  This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions.  Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.  This Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.  No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement.  No amendments or modifications will be effective unless in writing signed by authorized representatives of both parties.  Except as specifically provided in this Agreement, the terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement.  The following exhibits are attached hereto and incorporated herein:  Exhibit A (entitled “Issued Patents”); Exhibit B (entitled “Pending Patent Applications”); and Exhibit C (entitled “Copies of Assignments”).

13.9
Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument.  Each party will execute and promptly deliver to the other party a copy of this Agreement bearing the original signature.  Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document.  “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

13.10
Limitation of Liability.  NEITHER PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL EXCEED THE PAYMENT AMOUNT SET FORTH IN SECTION 4.1 OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION ON POTENTIAL LIABILITIES WAS AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

13.11
Limitation on Consequential Damages.  EXCEPT FOR A MATERIAL BREACH OF SECTION 3.1, 3.2, 3.3, 3.4, 3.5, 3.9, OR 8, NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.12
Compliance with Laws.  Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

13.13
Notices.  All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and if in writing shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Licensor	If to Licensee

Ecosphere Technologies, Inc.	Ecosphere Energy Services, LLC
3515 S.E. Lionel Terrace	3515 S.E. Lionel Terrace
Stuart, FL 34997	Stuart, FL 34997
Attention: Mr. Dennis McGuire	Attention: Mr. Michael O’Kelly

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

13.14	Bankruptcy.
Licensor and Licensee acknowledge that this Agreement and certain of the licenses set forth herein constitute “intellectual property” for purposes of Section 101 (35A) of Title 1, United States Code (the “Bankruptcy Code”).  Licensor acknowledges that if either Licensor, as a debtor in possession, or a trustee in bankruptcy in a case under the Bankruptcy Code rejects this Agreement, Licensee may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code.  Upon written request of Licensee to Licensor or the trustee in bankruptcy, Licensor or such trustee in bankruptcy shall not interfere with the rights of Licensee as provided in this Agreement.

13.15
No Implied Rights.  Neither party shall obtain any rights or licenses in or to any intellectual property rights of the other party except as expressly set forth in this Agreement, whether by implication, estoppel, or otherwise.  All rights and licenses not expressly granted herein are hereby expressly reserved by each party to itself.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement the day and year set forth above.

ECOSPHERE ENERGY SERVICES, LLC	ECOSPHERE TECHNOLOGIES, INC.

/s/	/s/
Name: Dennis McGuire	Name: Dennis McGuire
Title: President	Title: President

Exhibit A

to

Technology License Agreement

Issued Patents

None.

Exhibit B

to

Technology License Agreement

Pending Patent Applications

Patent Application No.	Jurisdiction	Filing Date	Title and Inventor(s)
Non- Provisional Patent Application with US Serial No. 12/184,716	USA	August 1, 2008 with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
Non- Provisional Patent Application with US Serial No. 12/399,481 (continuation of U.S. Serial No. 12/184,716)	USA	March 6, 2009, with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
PCT Application No: PCT/US2008/071950 – WO2009/032455 (related PCT application to US Serial No. 12/184,716)	PCT	August 1, 2008 with a priority date of August 2, 2007	Title: Enhanced Water Treatment for Reclamation of Waste Fluids and Increased Efficiency Treatment of Potable Waters Inventors: Dennis McGuire and Sanjeev Jakhete
Provisional Patent Application with US Serial No. 61/158,098	USA	March 6, 2009	Title: Real Time Processing of Water for Hydraulic Fracture Treatments using a Transportable Frac Tank Inventors: Dennis McGuire and Sanjeev Jakhete

Exhibit C

to

Technology License Agreement

Copies of Assignments

(Attached hereto.)

ASSIGNMENT

ASSIGNOR:	Dennis McGuire
	Status:	an individual
	Address:	3231 SE St. Lucie Boulevard
	City:	Stuart	State/Zip:	FL 34997

ASSIGNOR:	Sanjeev Jakhete
	Status:	an individu
	Address:	3515 SE Lionel Terrace
	City:	Stuart	State/Zip:	FL 34997

ASSIGNOR:	Ecosphere Technologies, Inc.
	Status:	a Florida corporation
	Address:	3515 SE Lionel Terrace
	City:	Stuart	State/Zip:	FL 34997

TITLE OF INVENTION:	ENHANCED WATER TREATMENT FOR RECLAMATION OF WASTE FLUIDS AND INCREASED EFFICIENCY TREAMENT OF POTABLE WATERS
U.S. PATENT SERIAL NO.:	_____________________	U.S. FILING DATE:	_____________________
ATTY DOCKET NO.:	2016.041

WHEREAS, the Assignors having made the above invention and filed application for Letters Patent of the United States thereon, and the Assignee is desirous of acquiring the same. In. consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors hereby assign to the Assignee, including its successors, assigns, heirs, administrators, all of the Assignors rights, title and interest in and to the invention and the patent application therefore identified herein and to any and all patents which may evolve therefrom;

NOW, THEREFORE, Assignors intending to be legally bound, hereby assign, transfer and deliver unto Assignee, its successors, legal representatives and assigns, all rights, title and interest in, to and under the Patent Application, including all other rights associated with the invention, including, without limitation, the right to sue for and collect damages for any past infringement of the Patents, and all patent applications related thereto including, but not limited to, all provisionals, non-

Assignment of U.S. Patent Application

provisionals, divisionals, continutaions, continutations-in-part. substitutes, reexaminations, reissues and all other applications for patent which have been or shall be filed in the United States and all foreign countries on the inventions based upon the invention; all original, reissued and reexamined patent's and extensions thereof which have been or shall be issued in the United States and all foreign countries on the invention to the full end of the term or terms for which the Patents may be granted, as fully and entirely as the same would have been held by the undersigned Assignors had this Agreement not been made; and specifically including all rights of priority created by the Patent under any treaty, convention or law relating thereto.

Assignors agree, when requested, to carry out in good faith the intent and purpose of this Agreement, to execute and deliver to Assignee, all non-provisionals, divisionals, continuations, continuations-in-part, substitutes, reexaminations, reissues, and all other patent applications on the inventions; all lawful oaths, declarations, assigmnents, powers of attorney and other papers; communicate to Assignee all facts known to Assignors relating to the invention and the history thereof; and generally do everything possible which Assignee shall consider desirable for vesting title to the invention in Assignee, and for securing, maintaining and enforcing proper patent protection for the inventions; the Assignors agree to execute any papers or perform any acts required to establish, vest or protect the Assignee's rights therein or required by Assignee to obtain said patent, without any additional payment therefor, but without any expense to Assignors.

Date:	March 6, 2009	Inventor:
Dennis McGuire

Date:	March 6, 2009	Inventor:
Sanjeev Jakhete

STATE OF

COUNTY OF

Before me this 06 day of  March 2009, personally appeared  Dennis McGuire and Sanjeev Jakhete the above named individuals, to me known to be the persons described in, and who executed the foregoing assignment instrument and acknowledge to me that they executed the same on their own free will for the purpose therein expressed.

Notary Public:
Personally Known_______________________
or Product Identification__________________
Type of Identification Produced____________

Assignment of U.S. Patent Application

ASSIGNMENT

ASSIGNOR:	Dennis McGuire
	Status:	an individual
	Address:	3231 SE St. Lucie Boulevard
	City:	Stuart	State/Zip:	FL 34997

ASSIGNOR:	Sanjeev Jakhete
	Status:	an individu
	Address:	3515 SE Lionel Terrace
	City:	Stuart	State/Zip:	FL 34997

ASSIGNOR:	Ecosphere Technologies, Inc.
	Status:	a Florida corporation
	Address:	3515 SE Lionel Terrace
	City:	Stuart	State/Zip:	FL 34997

TITLE OF INVENTION:	REAL-TIME PROCESSING OF WATER FOR HYDRAULIC FRACTURE TREATMENTS USING A TRANSPORTAB FRAC TANK
U.S. PATENT SERIAL NO.:	_____________________	U.S. FILING DATE:	_____________________
ATTY DOCKET NO.:	2016.042

WHEREAS, the Assignors having made the above invention and filed application for Letters Patent of the United States thereon, and the Assignee is desirous of acquiring the same. In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors hereby assign to the Assignee, including its successors, assigns, heirs, administrators, all of the Assignors' rights, title and interest in and to the invention and the patent application therefore identified herein and to any and all patents which may evolve therefrom;

NOW, THEREFORE, Assignors intending to be legally bound, hereby assign, transfer and deliver unto Assignee, its successors, legal representatives and assigns, all rights, title and interest in, to and under the Patent Application, including all other rights associated with the invention, including, without limitation, the right to sue for and collect damages for any past infringement of the Patents, and all patent applications related thereto including, but not limited to, all provisionals, non-

Assignment of U.S. Provisional Patent Application

provisionals, divisionals, continutations, continutations-in-part, substitutes, reexaminations, reissues and all other applications for patent which have been or shall be filed in the United States and all foreign countries on the inventions based upon the invention; all original, reissued and reexamined patent's and extensions thereof which have been or shall be issued in the United States and all foreign countries on the invention to the full end of the term or terms for which the Patents may be granted, as fully and entirely as the same would have been held by the undersigned Assignors had this Agreement not been made; and specifically including all rights of priority created by the Patent under any treaty, convention or law relating thereto.

Assignors agree, when requested, to carry out in good faith the intent and purpose of this Agreement, to execute and deliver to Assignee, all non-provisionals, divisionals, continuations, continuations-in-part, substitutes, reexaminations, reissues, and all other patent applications on the inventions; all lawful oaths, declarations, assignments, powers of attorney and other papers; communicate to Assignee all facts known to Assignors relating to the invention and the history thereof; and generally do everything possible which Assignee shall consider desirable for vesting title to the invention in Assignee, and for securing, maintaining and enforcing proper patent protection for the inventions; the Assignors agree to execute any papers or perform any acts required to establish, vest or protect the Assignee's rights therein or required by Assignee to obtain said patent, without any additional payment therefor, but without any expense to Assignors.

Date:	March 6, 2009	Inventor:
Dennis McGuire

Date:	March 6, 2009	Inventor:
Sanjeev Jakhete

STATE OF

COUNTY OF

Before me this 06 day of  March 2009, personally appeared  Dennis McGuire and Sanjeev Jakhete        the above named individuals, to me known to be the persons described in, and who executed the foregoing assignment instrument and acknowledge to me that they executed the same on their own free will for the purpose therein expressed.

Notary Public:
Personally Known_______________________
or Product Identification__________________
Type of Identification Produced____________

Assignment of U.S. Patent Application

EXHIBIT “H”

SECURED ASSETS

The following Ozonix units in custody of the Licensee in Conway, Arkansas:

EF600-AA1
EF600-AA2
EF600-AA3
EF600-AA4
EF600-AA5
EF600-AA6
EF600-AA7
EF600-AA8
EF600-AA9
EF600-AB1
EF600-AB2
EF600-AB3
EF600-AB4
EF600-AB5
EF600-AB6
EF600-AB7
EF600-AB8
EF600-AB9
EF600-AC1
EF600-AC2
EF600-AC3
EF600-AC4
EF600-AC5
EF600-AC6

H-1

EXHIBIT “I”

EBIT CALCULATION PRINCIPLES

All revenues earned and expenses incurred by the company will be included in the EBIT calculation with the exception of interest, taxes, and related party transactions that are deemed to be in excess of what similar goods or services could be procured from an independent third party.

Earnings before interest and taxes (EBIT) shall be calculated in accordance with GAAP and shall include the following components-

1.           Revenue, as defined according to Generally Accepted Accounting Principles (GAAP) on an accrual basis, from the deployment of the units in the field of use or any other application permitted by the licensee and agreed to by the parties.

2.           Direct Expenses – Those expenses incurred directly in connection with the deployment, operation, repairs and maintenance of the units in the field of use to include, but not limited to the following-

a.           Labor – Supervision and labor and related costs including benefits, fringes, health and employment taxes, premium wages and incentives incurred in connection with the deployment of the units.

b.           Equipment – Ownership and operating costs of the units and all support equipment.  The units shall be depreciated using the straight-line method, with a 48 month useful life, and no salvage value the day the unit is delivered.  All repairs shall be expensed.

c.           Other – Fuel, travel, tools, supplies, incidentals, commercial insurances, and other direct expenses

d.           Subcontractors – Subcontractors may be necessary to assist where additional requirements dictate the use of non-core services.  These will be competitively procured, industry accepted rates.

e.           Materials – Pipe, gravel, liners and other materials as necessary for job completion.  These will also be competitively procured using industry accepted rates.

3.           General & Administrative – indirect costs associated with the management and administration of the company.

4.           Interest Expense (excluded).

5.           Taxes – only Federal, state, city and local income taxes (excluded).

I-1

Methodology-

1.           Calculate EBIT in accordance with GAAP

a.           Revenue

b.           Less:  Direct Costs

c.           Less:  General and Administrative Expenses

2.           Calculate Adjusted EBIT

a.           EBIT

b.           Add Back: Disallowed related party transactions, if any, to the extent the charge is in excess of an unrelated third-party charge for the same service or product.

c.           Add Back: Royalty Expense, if any, included in EBIT

d.           Less: Unrecovered EBIT deficits from prior calculation periods, if any

Supporting Documentation:

1.	A set of projections showing the anticipated operating results for the coming fiscal year.

2.	A management report that outlines the events and results of operations of the reporting period and projection of anticipated results for future reporting periods.

3.	Income statement prepared in accordance with GAAP including sufficient detail to identify the above referenced components.

4.	A schedule of billings by customer and copies of all related contracts.

5.	Schedule of related party transactions with sufficient detail to determine the amounts and rates charged and the portion, if any, of said transactions deemed to be excessive.

6.
Depreciation schedule – a list of all fixed asset that includes places in service date, acquisition  cost, current period depreciation expense, accumulated depreciation, book value, and remaining useful life.

7.
Schedule of key employees and the description of their job functions and compensation to include the percentage of time devoted to Company business and with an explanation and substantiation of the allocation methodology for any individual that does not devote 100% of his or her time to the Company business and the field of use.

8.	If applicable, a carry forward schedule of prior reporting period unrecovered EBIT deficits.

The Licensee will be granted unrestricted access to the Company’s records, management, financial and administrative staff during normal business hours for purposes of verifying the accuracy and validity of the royalty calculations.

I-2

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

EXHIBIT “J”

Cost Elements

Manufacturing Overhead

Manufacturing overhead costs for the 9th unit onwards will be calculated by taking the total actual costs incurred by Ecosphere Technologies, Inc. for the pre-defined list of Cost Elements, the current list of which is attached hereto, qualifying as “overhead”, and multiplying those Cost Elements by the agreed allocation percentages as shown in the schedule below.  These costs will be allocated on a per unit basis based on the costs of the labor and components incurred at the manufacturing facility.

As an example, if Ecosphere Technologies spends a total of $50M in labor and components in a given fiscal year and Hydrozonix represents $25M of this amount, then Hydrozonix will be allocated 50% of the allocated overhead cost.

The per unit calculation is as follows:

1.	Hydrozonix systems total component and labor cost/ Total component and labor cost

= Hydrozonix allocation %.

2.	(Sum of (Individual overhead items X the agreed allocation% for the item))X the Hydrozonix allocation %

= Total Manufacturers overhead for Hydrozonix

3.	Total Manufacturers overhead for Hydrozonix/number of units built in fiscal year

= Manufacturers overhead per unit.

J-1

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

Cost Elements and Allocations

Major Category	Sub-category	Item (allocations are 100% unless noted)
Facilities	Rent Insurance Vehicle Expenses IT Expenses Property Taxes
- HQ Building (33%)
- Assembly
- Machining

- General Liability (75%)
- Product Liability
- Business Auto (38%)

- Yard Truck + 2 Pickups

- Manufacturing computers/printers/tablets
- CAD/CAM Software (50%)
- Inventory software

- Manufacturing buildings

Utilities	Electricity/ Water/Sewer Telecomms	- Manufacturing operations - HQ (33%)
General & Administrative	Personnel Printing/Repro Training & Certification
- VP Engineering
- Director, Manufacturing
- Director, Materials Mgt.
- Production Manager
- CAD/CAM Engineers (50%)

- Design drawings/layouts
- Documentation

- Competency certification
- ISO9000 certification/Quality Assurance

J-2

Confidential Information has been redacted.  The Confidential Information that has been redacted has been filed separately with the Commission.

Tools & Supplies	Machine Tools Shop Supplies
- Small tool purchases
-  Depreciation for CNC, Milling, Lathes, Saws (5 year)
- Maintenance

- Welding Gas, cutting discs, and other consumables, materials and incidentals
- Testing materials (if any)
- Manufacturing office supplies

Warranty	█████ on all items excluding components which carry their own warranties	10% of Components and Labor. (Parties may agree to waive warranty coverage in exchange for “best efforts” service and repair on a marked up time and materials basis to be billed per incident.)

The parties agree that upon their mutual agreement from time to time, items may be added to or removed from this list.  Such items will be pre-agreed including appropriate allocations with agreement not to be unreasonably withheld.

J-3